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EXHIBIT 10.1 FORM OF BAY STATE FEDERAL SAVINGS BANK EMPLOYEE STOCK OWNERSHIP
             PLAN
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                                     FORM OF

                         BAY STATE FEDERAL SAVINGS BANK

                          EMPLOYEE STOCK OWNERSHIP PLAN

                           EFFECTIVE___________, 199__
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                                   FORM OF
                        BAY STATE FEDERAL SAVINGS BANK
                         EMPLOYEE STOCK OWNERSHIP PLAN
                              CERTIFICATION

      I, _________________, President and Chief Executive Officer of Bay State Federal Savings, a federally chartered savings bank (the "Bank"), hereby certify that the attached Bay State Federal Savings Bank Employee Stock Ownership Plan, effective ________, 199__ was adopted at a duly held meeting of the Board of Directors of the Bank on [DATE].



ATTEST:                                   BAY STATE FEDERAL SAVINGS BANK

________________________                  By: _______________________________


DATE:_____________________________
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                                C O N T E N T S

Section 1.  Plan Identity....................................................  1
      1.1   Name.............................................................  1
      1.2   Purpose..........................................................  1
      1.3   Effective Date. .................................................  1
      1.4   Fiscal Period....................................................  1
      1.5   Single Plan for All Employers....................................  1
      1.6   Interpretation of Provisions.....................................  1

Section 2.  Definitions......................................................  1

Section 3:  Eligibility and Participation....................................  7
      3.1   Initial Eligibility..............................................  7
      3.2   Terminated Employees.............................................  8
      3.3   Certain Employees Ineligible.....................................  8
      3.4   Participation and Reparticipation................................  8

Section 4.  Employer Contributions and Credits..............................   8
      4.1   Discretionary Contributions.....................................   8
      4.2   Contributions for Stock Obligations. ...........................   8
      4.3   Definitions Related to Contributions. ..........................   9
      4.4   Conditions as to Contributions..................................  10

Section 5.  Limitations on Contributions and Allocations....................  10
      5.1   Limitation on Annual Additions..................................  10
      5.2   Coordinated Limitation With Other Plans.........................  11
      5.3   Effect of Limitations...........................................  12
      5.4   Limitations as to Certain Section 1042 Transactions. ...........  12
      5.5   Limitations as to Certain Participants..........................  13

Section 6.  Trust Fund and Its Investment...................................  13
      6.1   Creation of Trust Fund..........................................  13
      6.2   Stock Fund and Investment Fund. ................................  13
      6.3   Acquisition of Stock............................................  13
      6.4   Participants' Option to Diversify. .............................  14

Section 7.  Voting Rights and Dividends on Stock............................  14
      7.1   Voting and Tendering of Stock...................................  14
      7.2   Dividends on Stock..............................................  15

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
Section 8.  Adjustments to Accounts.........................................  15
      8.1   Adjustments for Transactions....................................  15
      8.2   Valuation of Investment Fund....................................  16
      8.3   Adjustments for Investment Experience. .........................  16
      8.4   Adjustments for Capital Changes.................................  16

Section 9.  Vesting of Participants' Interests..............................  16
      9.1   Deferred Vesting in Accounts....................................  16
      9.2   Computation of Vesting Years....................................  17
      9.3   Full Vesting Upon Certain Events................................  17
      9.4   Full Vesting Upon Plan Termination..............................  18
      9.5   Forfeiture, Repayment, and Restoral.............................  18
      9.6   Accounting for Forfeitures......................................  19
      9.7   Vesting and Nonforfeitability...................................  19

Section 10. Payment of Benefits.............................................  19
      10.1  Benefits for Participants.......................................  19
      10.2  Benefits on a Participant's Death...............................  20
      10.3  Marital Status..................................................  20
      10.4  Delay in Benefit Determination..................................  21
      10.5  Accounting for Benefit Payments.................................  21
      10.6  Options to Receive and Sell Stock...............................  21
      10.7  Restrictions on Disposition of Stock............................  22
      10.8  Direct Transfer of Eligible Plan Distributions..................  22

Section 11. Rules Governing Benefit Claims and Review of Appeals............  23
      11.1  Claim for Benefits..............................................  23
      11.2  Notification by Committee.......................................  23
      11.3  Claims Review Procedure.........................................  23

Section 12. The Committee and Its Functions.................................  24
      12.1  Authority of Committee. ........................................  24
      12.2  Identity of Committee...........................................  24
      12.3  Duties of Committee.............................................  24
      12.4  Valuation of Stock..............................................  25
      12.5  Compliance with ERISA...........................................  25
      12.6  Action by Committee.............................................  25
      12.7  Execution of Documents..........................................  25
      12.8  Adoption of Rules...............................................  25
      12.9  Responsibilities to Participants................................  25
      12.10 Alternative Payees in Event of Incapacity.......................  26

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

      12.11 Indemnification by Employers....................................  26
      12.12 Nonparticipation by Interested Member...........................  26

Section 13. Adoption, Amendment, or Termination of the Plan.................  26
      13.1  Adoption of Plan by Other Employers.............................  26
      13.2  Adoption of Plan by Successor...................................  26
      13.3  Plan Adoption Subject to Qualification..........................  27
      13.4  Right to Amend or Terminate.....................................  27

Section 14. Miscellaneous Provisions........................................  28
      14.1  Plan Creates No Employment Rights...............................  28
      14.2  Nonassignability of Benefits....................................  28
      14.3  Limit of Employer Liability.....................................  28
      14.4  Treatment of Expenses...........................................  28
      14.5  Number and Gender...............................................  28
      14.6  Nondiversion of Assets..........................................  28
      14.7  Separability of Provisions......................................  29
      14.8  Service of Process..............................................  29
      14.9  Governing State Law.............................................  29
      14.10 Special Rules for Persons Subject to Section 16(b) Requirements.  29

Section 15. Top-Heavy Provisions............................................  29
      15.1  Determination of Top-Heavy Status...............................  29
      15.2  Minimum Contributions...........................................  31
      15.3  Minimum Vesting.................................................  31

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                                     FORM OF
                         BAY STATE FEDERAL SAVINGS BANK
                          EMPLOYEE STOCK OWNERSHIP PLAN

Section 1. Plan Identity.

      1.1 Name. The name of this Plan is "Bay State Federal Savings Bank Employee Stock Ownership Plan."

      1.2 Purpose. The purpose of this Plan is to describe the terms and conditions under which contributions made pursuant to the Plan will be credited and paid to the Participants and their Beneficiaries.

      1.3   Effective Date.  The Effective Date of this Plan is ________, 199__.

      1.4 Fiscal Period. This Plan shall be operated on the basis of a January 1-December 31 fiscal year for the purposes of keeping the Plan's books and records and distributing or filing any reports or returns required by law.

      1.5 Single Plan for All Employers. This Plan shall be treated as a single plan with respect to all participating Employers for the purpose of crediting contributions and forfeitures and distributing benefits, determining whether there has been any termination of Service, and applying the limitations set forth in Section 5.

      1.6 Interpretation of Provisions. The Employers intend this Plan and the Trust to be a qualified stock bonus plan under Section 401(a) of the Code and an employee stock ownership plan within the meaning of Section 407(d)(6) of ERISA and Section 4975(e)(7) of the Code. The Plan is intended to have its assets invested primarily in qualifying employer securities of one or more Employers within the meaning of Section 407(d)(5) of ERISA and Section 4975 (e)(8) of the Code, and to satisfy any requirement under ERISA or the Code applicable to such a plan. Accordingly, the Plan and Trust Agreement shall be interpreted and applied in a manner consistent with this intent and shall be administered at all times and in all respects in a nondiscriminatory manner.

Section 2. Definitions. The following capitalized words and phrases shall have the meanings specified when used in this Plan and in the Trust Agreement, unless the context clearly indicates otherwise:

      "Account" means a Participant's interest in the assets accumulated under this Plan, as expressed in terms of a separate account balance which is periodically adjusted to reflect his Employer's contributions, the Plan's investment experience, and distributions and forfeitures.



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      "Active Participant" means any Employee who has satisfied the eligibility requirements of Section 3 and who qualifies as an Active Participant for a particular Plan Year under Section 4.3.

      "Bank" means Bay State Federal Savings Bank, and any entity which succeeds to the business of the Bank and adopts this Plan as its own pursuant to Section 13.2.

      "Beneficiary" means the person or persons who are designated by a Participant to receive benefits payable under the Plan on the Participant's death. In the absence of any designation, or if all the designated Beneficiaries shall die before the Participant dies or shall die before all benefits have been paid, the Participant's Beneficiary shall be his surviving Spouse, if any, or his estate if he is not survived by a Spouse. The Committee may rely upon the advice of the Participant's executor or administrator as to the identity of the Participant's Spouse.

      "Break in Service" means any five or more consecutive 12-month periods beginning January 1 in which an Employee has 500 or fewer Hours of Service per period. Solely for this purpose, an Employee shall be considered employed for his normal hours of paid employment during a Recognized Absence, unless he does not resume his Service at the end of the Recognized Absence. Further, if an Employee is absent for any period (i) by reason of the Employee's pregnancy,
(ii) by reason of the birth of the Employee's child, (iii) by reason of the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) for purposes of caring for such child for a period beginning immediately after such birth or placement, the Employee shall be credited with the Hours of Service which would normally have been credited but for such absence, up to a maximum of 501 Hours of Service, in the first 12-month period which would otherwise be counted toward a Break in Service.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Committee" means the committee responsible for the administration of this Plan in accordance with Section 12.

      "Disability" means a condition which renders the Participant totally and permanently disabled due to sickness or injury, such disability is likely to be continuous and permanent, and such disability renders the Participant unable to continue a like gainful occupation. In any event, the Committee's good faith decision as to whether a Participant's Service has been terminated by Disability shall be final and conclusive.

      "Early Retirement" means retirement on or after a Participant's attainment of age ___.

      "Effective Date" means _____________, 199_.

      "Employee" means any individual who is or has been employed by the Bank. "Employee" also means an individual employed by a leasing organization who, pursuant to an agreement between


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an Employer and the leasing organization, has performed services for the
Employer and any related persons (within the meaning of Section 414(n)(6) of the Code) on a substantially full-time basis for more than one year, if such services are of a type historically performed by employees in the Employer's business field. However, such a "leased employee" shall not be considered an Employee if (i) he participates in a money purchase pension plan sponsored by the leasing organization which provides for immediate participation, immediate full vesting, and an annual contribution of at least 10 percent of the Employee's Total Compensation, and (ii) leased employees do not constitute more than 20 percent of the Employer's total work force (including leased employees, but excluding Highly Paid Employees and any other employees who have not performed services for the Employer on a substantially full-time basis for at least one year).

      "Employer" means the Bank or any Affiliate within the purview of Sections 414(b), (c) or (m) and 415(h) of the Code, any other corporation, partnership, or proprietorship which adopts this Plan with the Bank's consent pursuant to
Section 13.1, and any entity which succeeds to the business of any Employer and adopts the Plan pursuant to Section 13.2.

      "Entry Date" means January 1 and July 1.

      "ERISA" means the Employee Retirement Income Security Act of 1974 (P.L. 93-406, as amended).

      "Highly Compensated Employee" means an Employee who: (A) owned more than five percent of the outstanding equity interest or the outstanding voting interest in any Employer during the year or the preceding year, or (B) for the preceding year (i) had Total Compensation exceeding $80,000 (as adjusted pursuant to Section 415(d) of the Code), and, (ii) if the Employer elects with respect to a preceding year, was among the most highly compensated one-fifth of all Employees for such preceding year. For this purpose:

            (a) "Total Compensation" shall include any amount which is excludable from the Employee's gross income for tax purposes pursuant to Sections 125, 402(e)(3), 402(h)(1)(B), or 403(b) of the Code.

            (b) The number of Employees in "the most highly compensated one-fifth of all Employees" shall be determined by taking into account all individuals working for all related employer entities described in the definition of "Service", but excluding any individual who has not completed six months of Service, who normally works fewer than 17-1/2 hours per week or in fewer than six months per year, who has not reached age 21, whose employment is covered by a collective bargaining agreement, or who is a nonresident alien who receives no earned income from United States sources.


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            (c) A former Employee shall be treated as a Highly Compensated
      Employee if such Employee was a Highly Compensation Employee when such Employee separated from service, or if such Employee was a highly paid Employee at any time after attaining age 55.

            (d) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top-paid group and the compensation that is considered, will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

      "Holding Company" means Bay State Bancorp, Inc., the holding company of Bay State Federal Savings Bank, and any entity which succeeds to the business of the Holding Company.

      "Hours of Service" means hours to be credited to an Employee under the following rules:

            (a) Each hour for which an Employee is paid or is entitled to be paid for services to an Employer is an Hour of Service.

            (b) Each hour for which an Employee is directly or indirectly paid or is entitled to be paid for a period of vacation, holidays, illness, disability, lay-off, jury duty, temporary military duty, or leave of absence is an Hour of Service. However, except as otherwise specifically provided, no more than 501 Hours of Service shall be credited for any single continuous period in which an Employee performs no duties. Further, no Hours of Service shall be credited on account of payments made solely under a plan maintained to comply with worker's compensation, unemployment compensation, or disability insurance laws, or to reimburse an Employee for medical expenses.

            (c) Each hour for which back pay (ignoring any mitigation of damages) is either awarded or agreed to by an Employer is an Hour of Service. However, no more than 501 Hours of Service shall be credited for any single continuous period during which an Employee would not have performed any duties.

            (d) Hours of Service shall be credited in any one period only under one of the foregoing paragraphs (a), (b) and (c); an Employee may not get double credit for the same period.

            (e) If an Employer finds it impractical to count the actual Hours of Service for any class or group of non-hourly Employees, each Employee in that class or group shall be credited with 45 Hours of Service for each weekly pay period in which he has at least one Hour of Service. However, an Employee shall be credited only for his normal working hours during a paid absence.


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            (f) Hours of Service to be credited on account of a payment to an
      Employee (including back pay) shall be recorded in the period of Service for which the payment was made. If the period overlaps two or more Plan Years, the Hours of Service credit shall be allocated in proportion to the respective portions of the period included in the several Plan Years. However, in the case of periods of 31 days or less, the Administrator may apply a uniform policy of crediting the Hours of Service to either the first Plan Year or the second.

            (g) In all respects an Employee's Hours of Service shall be counted as required by Section 2530.200b-2(b) and (c) of the Department of Labor's regulations under Title I of ERISA.

      "Investment Fund" means that portion of the Trust Fund consisting of assets other than Stock.

      "Normal Retirement Age" means a the later of the Participant's 65th birthday or the fifth anniversary of the Participant's participation in the Plan.

      "Normal Retirement Date" means the first day of the month coincident with or next following attainment of Normal Retirement Age.

      "Participant" means any Employee who is participating in the Plan, or who has previously participated in the Plan and still has a balance credited to his Account.

      "Plan" means Bay State Federal Savings Bank Employee Stock Ownership Plan, as set forth herein, and as amended from time to time.

      "Plan Year" means the 12 consecutive month period commencing January 1 and ending December 31 of each year.

      "Recognized Absence" means a period for which --

            (a) an Employer grants an Employee a leave of absence for a limited period, but only if an Employer grants such leaves on a nondiscriminatory basis; or

            (b) an Employee is temporarily laid off by an Employer because of a change in business conditions; or

            (c) an Employee is on active military duty, but only to the extent that his employment rights are protected by the Military Selective Service Act of 1967 (38 U.S.C. sec. 2021).

      "Service" means an Employee's period(s) of employment or self-employment with an Employer, excluding for initial eligibility purposes any period in which the individual was a


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nonresident alien and did not receive from an Employer any earned income which constituted income from sources within the United States. An Employee's Service shall include any service which constitutes service with a predecessor employer within the meaning of Section 414(a) of the Code. An Employee's Service shall also include any service with an entity which is not an Employer, but only either (i) for a period after 1975 in which the other entity is a member of a controlled group of corporations or is under common control with other trades and businesses within the meaning of Sections 414(b) or 414(c) of the Code, and a member of the controlled group or one of the trades and businesses is an Employer, or (ii) for a period after 1979 in which the other entity is a member of an affiliated service group within the meaning of Section 414(m) of the Code, and a member of the affiliated service group is an Employer.

      "Spouse" means the individual, if any, to whom a Participant is lawfully married on the date benefit payments to the Participant are to begin, or on the date of the Participant's death, if earlier.

      "Stock" means shares of the voting common stock or preferred stock meeting the requirements of Section 409(e)(3) of the Code issued by an Employer or an affiliated corporation.

      "Stock Fund" means that portion of the Trust Fund consisting of Stock.

      "Stock Obligation" means an indebtedness arising from any extension of credit to the Plan or the Trust which was obtained for the purpose of buying Stock and which satisfies the requirements set forth in Section 6.3.

      "Total Compensation" means a Participant's wages, salary, overtime, bonuses, commissions, and any other amounts received for personal services rendered while in Service from any Employer or an affiliate (within the purview of Section 414(b), (c), and (m) of the Code), plus his earned income from any such entity as defined in Section 401(c)(2) of the Code if he is self-employed. "Total Compensation" shall include (i) severance payments and amounts paid as a result of termination, (ii) amounts excludable from gross income under Section 911 of the Code, (iii) amounts described in Sections 104(a)(3), 105(a), and 105(h) of the Code to the extent includable in gross income, (iv) amounts received from an Employer for moving expenses which are not deductible under
Section 217 of the Code, (v) amounts includable in gross income in the year of, and on account of, the grant of a nonqualified stock option, (vi) amounts includable in gross income pursuant to Section 83(b) of the Code, and (vii) amounts includable in gross income under an unfunded nonqualified plan of deferred compensation, but shall exclude (viii) Employer contributions to or amounts received from a funded or qualified plan of deferred compensation, (ix) Employer contributions to a simplified employee pension account to the extent deductible under Section 219 of the Code, (x) Employer contributions to a
Section 403(b) annuity contract, and (xi) amounts includable in gross income pursuant to Section 83(a) of the Code, (xii) amounts includable in gross income upon the exercise of nonqualified stock option or upon the disposition of stock acquired under any stock option, and (xiii) any other amounts expended by the Employer on the Participant's behalf which are excludable from his income or which receive special tax benefits. A


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
Participant's Total Compensation shall exclude any compensation in any limitation year in excess of the limit currently in effect under Section 401(a)(17) of the Code.

      "Trust" or "Trust Fund" means the trust fund created under this Plan.

      "Trust Agreement" means the agreement between the Bank and the Trustee concerning the Trust Fund. If any assets of the Trust Fund are held in a co-mingled Trust Fund with assets of other qualified retirement plans, "Trust Agreement" shall be deemed to include the trust agreement governing that co-mingled Trust Fund. With respect to the allocation of investment responsibility for the assets of the Trust Fund, the provisions of Section 2 of the Trust Agreement are incorporated herein by reference.

      "Trustee" means one or more corporate persons and individuals selected from time to time by the Bank to serve as trustee or co-trustees of the Trust Fund.

      "Unallocated Stock Fund" means that portion of the Stock Fund consisting of the Plan's holding of Stock which has been acquired in exchange for one or more Stock Obligations and which has not yet been allocated to the Participant's Accounts in accordance with Section 4.2.

      "Valuation Date" means the last day of the Plan Year and each other date as of which the Committee shall determine the investment experience of the Investment Fund and adjust the Participants' Accounts accordingly.

      "Valuation Period" means the period following a Valuation Date and ending with the next Valuation Date.

      "Vesting Year" means a unit of Service credited to a Participant pursuant to Section 9.2 for purposes of determining his vested interest in his Account.

Section 3: Eligibility and Participation.

      3.1 Initial Eligibility. An Employee shall enter the Plan as of the Entry Date coinciding with or on the next date an Employee completes an eligibility computation period with the Employer, during which the Employee completes at least _________ Hours of Service for the Employer and attains age____.

      However, if an Employee is not in active Service with an Employer on the date he would otherwise first enter the Plan, his entry shall be deferred until the next day he is in Service.

      For purposes of this Plan, a Participant's initial eligibility computation period shall be the six consecutive month period beginning with the day a Participant first completes an Hour of Service. A Participant's subsequent eligibility computation periods shall be the Plan Year, commencing with


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
the Plan Year which includes the first anniversary of the day the Participant first completed an Hour of Service.

      3.2 Terminated Employees. No Employee shall have any interest or rights under this Plan if he is never in active Service with an Employer on or after the Effective Date.

      3.3 Certain Employees Ineligible. No Employee shall be eligible to participate in the Plan while he is employed by a division or subsidiary of the Holding Company, other than the Bank, unless such division or subsidiary has, with the approval of the Bank, adopted the Plan for its Employees. Additionally, no Employee shall participate in the Plan who is a non-resident alien, while his Service is an hourly-paid Employee, or is a non-resident alien covered by a collective bargaining agreement between an Employer and the Employee's collective bargaining representative if (i) retirement benefits have been the subject of good faith bargaining between the Employer and the representative and
(ii) the collective bargaining agreement does not provide for the Employee's participation in the Plan and a leased employee as defined under Section 414(n)(2) of the Code.

      3.4 Participation and Reparticipation. Subject to the satisfaction of the foregoing requirements, an Employee shall participate in the Plan during each period of his Service from the date on which he first becomes eligible until his termination. For this purpose, an Employee returning within five years of his or her termination who previously satisfied the initial eligibility requirements shall re-enter the Plan as of the date of his return to Service with an Employer.

Section 4. Employer Contributions and Credits.

      4.1 Discretionary Contributions. Each Employer shall from time to time contribute, with respect to a Plan Year, such amounts as it may determine from time to time. An Employer shall have no obligation to contribute any amount under this Plan except as so determined in its sole discretion. The Employers' contributions and available forfeitures for a Plan Year shall be credited as of the last day of the year to the Accounts of the Active Participants in proportion to their amounts of Cash Compensation while a Participant.

      4.2 Contributions for Stock Obligations. If the Trustee, upon instructions from the Committee, incurs any Stock Obligation upon the purchase of Stock, the Employer shall, subject to the provisions of the Bank's plan of conversion and any regulatory prohibitions, contribute for each Plan Year an amount sufficient to cover all payments of principal and interest as they come due under the terms of the Stock Obligation. If there is more than one Stock Obligation, the Employers shall designate the one to which any contribution is to be applied. The Employer's obligation to make contributions under this Section 4.2 shall be reduced to the extent of any investment earnings realized on such contributions and any dividends paid by the Employers on Stock held in the Unallocated Stock Account, which earnings and dividends shall be applied to the Stock Obligation related to that Stock.


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
      In each Plan Year in which Employer contributions, earnings on contributions, or dividends on unallocated Stock are used as payments under a Stock Obligation, a certain number of shares of the Stock acquired with that Stock Obligation which is then held in the Unallocated Stock Fund shall be released for allocation among the Participants. The number of shares released shall bear the same ratio to the total number of those shares then held in the Unallocated Stock Fund (prior to the release) as (i) the principal and interest payments made on the Stock Obligation in the current Plan Year bears to (ii) the sum of (i) above, and the remaining principal and interest payments required (or projected to be required on the basis of the interest rate in effect at the end of the Plan Year) to satisfy the Stock Obligation.

      At the direction of the Committee, the current and projected payments of interest under a Stock Obligation may be ignored in calculating the number of shares to be released in each year if (i) the Stock Obligation provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for 10 years, (ii) the interest included in any payment is ignored only to the extent that it would be determined to be interest under standard loan amortization tables, and (iii) the term of the Stock Obligation, by reason of renewal, extension, or refinancing, has not exceeded 10 years from the original acquisition of the Stock.

      For these purposes, each Stock Obligation, the Stock purchased with it, and any dividends on such Stock, shall be considered separately. The Stock released from the Unallocated Stock Fund in any Plan Year shall be credited as of the last day of the year to the Accounts of the Active Participants in proportion to their amounts of Cash Compensation earned while a Participant.

      4.3 Definitions Related to Contributions. For the purposes of this Plan, the following terms have the meanings specified:

      "Active Participant" means a Participant who has satisfied the eligibility requirements under Section 3. However, a Participant shall not qualify as an Active Participant unless (i) he is in active Service with an Employer as of the last day of the Plan Year, or (ii) he is on a Recognized Absence as of that date, or (iii) his Service terminated during the Plan Year by reason of Normal Retirement, Early Retirement, Disability or death.

      "Cash Compensation" means the Participant's wages subject to federal income tax withholding as reported on Form W-2, less reimbursements and other expense allowances; cash and non-cash fringe benefits (whether or not taxable); moving expenses; deferred compensation; welfare benefit; and bonuses. A Participant's Cash Compensation shall exclude any compensation in excess of the limit currently in effect under Section 401(a)(17) of the Code and elective contributions that are made by the Employer on behalf of the Employee that are not includible in gross income under: a Section 125 cafeteria plan, and a
Section 402(a)(8) qualified cash or deferred arrangement. In addition to other applicable limitations set forth in the Plan, and notwithstanding any provision of the Plan to the contrary, the annual compensation of each employee taken in to account under the Plan shall not exceed the Omnibus Budget Reconciliation Act of 1993 ("OBRA 1993") annual


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compensation limit. The OBRA 1993 annual compensation limit is $150,000, as adjusted by the Commissioner of the Internal Revenue Service for increases in the cost-of-living in accordance with Section 401(a)(17)(B) of the Code. The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (the "Determination Period") beginning in such calendar year. If a Determination Period consists of fewer than 12 months, the OBRA 1993 annual compensation limitation will be multiplied by a fraction, the numerator of which is the number of months in the Determination Period, and the denominator of which is 12.

      4.4 Conditions as to Contributions. Employers' contributions shall in any event be subject to the limitation set forth in Section 5. Contributions may be made in the form of cash, or securities and other property to the extent permissible under ERISA, including Stock, and shall be held by the Trustee in accordance with the Trust Agreement. In addition to the provisions of Section
13.3 for the return of an Employer's contributions in connection with a failure of the Plan to qualify initially under the Code, any amount contributed by an Employer due to a good faith mistake of fact, or based upon a good faith but erroneous determination of its deductibility under Section 404 of the Code, shall be returned to the Employer within one year after the date on which the contribution was originally made, or within one year after its nondeductibility has been finally determined. However, the amount to be returned shall be reduced to take account of any adverse investment experience within the Trust Fund in order that the balance credited to each Participant's Account is not less that it would have been if the contribution had never been made.

Section 5. Limitations on Contributions and Allocations.

      5.1 Limitation on Annual Additions. Notwithstanding the provisions of
Section 4, the annual addition to a Participant's Accounts under this and any other defined contribution plans maintained by the Employers or an affiliate (within the purview of Sections 414(b), (c), and (m) and Section 415(h) of the Code, which affiliate shall be deemed an Employer for this purpose) shall not exceed for any limitation year an amount equal to the lesser of --

            5.1-1 $30,000, or the one-fourth of the dollar limitation currently in effect under Section 415(b)(1)(A) of the Code; or

            5.1-2 25 percent of the Participant's Total Compensation for such limitation year.

      For purposes of this Section 5.1 and the following Section 5.2, the "annual addition" to a Participant's Accounts means the sum of (i) the Employer contributions and Employee forfeitures credited to a Participant's Accounts with respect to a limitation year, plus (ii) the Participant's total voluntary contributions for that year. The $30,000 and Section 415(b)(1)(A) limitations referred to shall, for each limitation year, be automatically adjusted to the new dollar limitations determined by the Commissioner of Internal Revenue for the calendar year beginning in that limitation year. Notwithstanding the foregoing, if the special limitations on annual additions described in Section

415(c)(6) of the Code applies, the limitations described in this section shall be adjusted accordingly. A "limitation year" means each 12 consecutive month period beginning January 1.

      5.2 Coordinated Limitation With Other Plans. For Plan Years commencing prior to December 31, 1999, aside from the limitation prescribed by Section 5.1 with respect to the annual addition to a Participant's Accounts for any single limitation year, if a Participant has ever participated in one or more defined benefit plans maintained by an Employer or an affiliate, then the benefits provided under the defined benefit plan on his account shall be limited on a cumulative basis so that the sum of his defined contribution plan fraction and his defined benefit plan fraction does not exceed one. For this purpose:

            5.2-1 A Participant's defined contribution plan fraction with respect to a Plan Year shall be a fraction, (i) the numerator of which is the sum of the annual additions to his accounts under all defined contribution plans (whether or not terminated) maintained by the Employer for the current year and all prior limitation years (including annual additions of the Participant's nondeductible employee contributions to all defined benefit plans, whether or not terminated, maintained by an Employer, and the annual additions attributable to all welfare benefit plans, individual medical accounts, and simplified employee pensions maintained by the Employer), and (ii) the denominator of which is the sum of the lesser of the following amounts -A- and -B- determined for the current limitation year and each prior limitation year of Service with an
      Employer: -A- is 1.25 times the dollar limitation determined under Section 415(c)(1)(A) of the Code, or 1.0 times such dollar limitation if the Plan is top-heavy, and -B- is 35 percent of the Participant's Total Compensation for such year. If the Employee was a Participant as of the end of the first limitation year beginning after December 31, 1986 in one or more defined contribution plans maintained by an Employer which plan(s) were in existence on May 6, 1986, and if the sum of this fraction and the defined benefit fraction (described below) would otherwise exceed 1.0 under the terms of this Plan, the numerator of this fraction will be adjusted. To affect this adjustment, an amount equal to the product of the excess of the sum of the fractions over 1.0, multiplied by the denominator of this fraction shall be permanently subtracted from the numerator of this fraction. This adjustment shall be calculated using the fractions as they would be computed as of the end of the last limitation year beginning before January 1, 1987, and disregarding any changes in the terms and conditions of the Plan made after May 5, 1986, but using the limitation applicable under Section 415 of the Code for the first limitation year beginning on or after January 1, 1987.

            5.2-2 A Participant's defined benefit plan fraction with respect to a limitation year shall be a fraction, (i) the numerator of which is his projected annual benefit payable at normal retirement under the Employers' defined benefit plans, and (ii) the denominator of which is the lesser of
      (a) 1.25 times $90,000, or 1.0 times such dollar limitation if the Plan is top-heavy, and (b) 1.4 times the Participant's average Total Compensation during his highest-paid three consecutive limitation years.

      Notwithstanding the preceding, for Plan Years commencing after December 31, 1999, this Section 5.2 shall no longer be applicable.

      5.3 Effect of Limitations. The Committee shall take whatever action may be necessary from time to time to assure compliance with the limitations set forth in Sections 5.1 and 5.2. Specifically, the Committee shall see that each Employer restrict its contributions for any Plan Year to an amount which, taking into account the amount of available forfeitures, may be completely allocated to the Participants consistent with those limitations. Where the limitations would otherwise be exceeded by any Participant, further allocations to the Participant shall be curtailed to the extent necessary to satisfy the limitations. Where an excessive amount is contributed on account of a mistake as to one or more Participants' compensation, or there is an amount of forfeitures which may not be credited in the Plan Year in which it becomes available, the amount shall be held in a suspense account to be allocated in lieu of any Employer contributions in future years until it is eliminated, and to be returned to the Employer if it cannot be credited consistent with these limitations before the termination of the Plan.

      5.4 Limitations as to Certain Section 1042 Transactions. Aside from the limitations set forth in Section 5.1 and 5.2, if the Plan acquires any Stock in a transaction as to which a selling shareholder or the estate of a deceased shareholder is claiming the benefit of Section 1042 of the Code, the Committee shall see that none of such Stock, and no other assets in lieu of such Stock, are allocated to the Accounts of certain Participants in order to comply with
Section 409(n) of the Code.

      This restriction shall apply at all times to a Participant who owns (taking into account the attribution rules under Section 318(a) of the Code, without regard to the exception for employee plan trusts in Section 318(a)(2)(B)(i) more than 25 percent of any class of stock of a corporation which issued the Stock acquired by the Plan, or another corporation within the same controlled group, as defined in Section 409(l)(4) of the Code (any such class of stock hereafter called a "Related Class"). For this purpose, a Participant who owns more than 25 percent of any Related Class at any time within the one year preceding the Plan's purchase of the Stock shall be subject to the restriction as to all allocations of the Stock, but any other Participant shall be subject to the restriction only as to allocations which occur at a time when he owns more than 25 percent of any Related Class.

      Further, this restriction shall apply to the selling shareholder claiming the benefit of Section 1042 and any other Participant who is related to such a shareholder within the meaning of Section 267(b) of the Code, during the period beginning on the date on which the Plan purchases the Stock and ending 10 years after the later of (i) the date of such purchase, and (ii) the date of the allocation under Section 4.2 attributable to the final payment on whatever Stock Obligations were incurred with the purchase.

      This restriction shall not apply to any Participant who is a lineal descendant of a selling shareholder if the aggregate amounts allocated under the Plan for the benefit of all such descendants do not exceed five percent of the Stock acquired from the shareholder.

      5.5 Limitations as to Certain Participants. Aside from the limitations set forth in Section 5.1 and 5.2, in no event shall more than one third of the Employer contributions to the Plan be allocated to the Accounts of highly compensated Participants (within the meaning of Section 414(q) of the Code). The Committee shall take whatever action may be necessary from time to time to assure compliance with the limitations set forth in this Section 5.5. Specifically, the Committee shall, beginning with the Participants whose Cash Compensation amounts are in excess of the limit under Section 401(a)(17) of the Code, reduce the amount of Cash Compensation of such highly compensated Participants on a pro-rata basis per individual that would otherwise be taken into account for purposes of allocating benefits under Section 4.2 of this Plan. If, in order to satisfy this Section 5.5, such Participants' Cash Compensation amount per individual must be reduced to an amount that is lower than the Cash Compensation amount of the next most highly compensated Participant (the "breakpoint amount"), then, for purposes of allocating benefits under Section
4.2 of the Plan, the Cash Compensation amounts of all Participants shall be reduced to an amount not to exceed such breakpoint amount.

Section 6. Trust Fund and Its Investment.

      6.1 Creation of Trust Fund. All amounts received under the Plan from an Employer and investments shall be held as the Trust Fund pursuant to the terms of this Plan and of the Trust Agreement between the Bank and the Trustee. The benefits described in this Plan shall be payable only from the assets of the Trust Fund, and none of the Bank, any other Employer, its board of directors or trustees, its stockholders, its officers, its employees, the Committee, and the Trustee shall be liable for payment of any benefit under this Plan except from the Trust Fund.

      6.2 Stock Fund and Investment Fund. The Trust Fund held by the Trustee shall be divided into the Stock Fund, consisting entirely of Stock, and the Investment Fund, consisting of all assets of the Trust other than Stock. The Trustee shall have no investment responsibility for the Stock Fund, but shall accept any Employer contributions made in the form of Stock, and shall acquire, sell, exchange, distribute, and otherwise deal with and dispose of Stock in accordance with the instructions of the Committee.

      6.3 Acquisition of Stock. From time to time the Committee may, in its sole discretion, direct the Trustee to acquire Stock from the issuing Employer or from shareholders, including shareholders who are or have been Employees, Participants, or fiduciaries with respect to the Plan. The Trustee shall pay for such Stock no more than its fair market value, which shall be determined conclusively by the Committee pursuant to Section 12.4. The Committee may direct the Trustee to finance the acquisition of Stock by incurring or assuming indebtedness to the seller or another party which indebtedness shall be called a "Stock Obligation". Any Stock Obligation shall be subject to the following conditions and limitations:

            6.3-1 A Stock Obligation shall be for a specific term, shall not be payable on demand except in the event of default, and shall bear a reasonable rate of interest.

            6.3-2 A Stock Obligation may, but need not, be secured by a collateral pledge of either the Stock acquired in exchange for the Stock Obligation, or the Stock previously pledged in connection with a prior Stock Obligation which is being repaid with the proceeds of the current Stock Obligation. No other assets of the Plan and Trust may be used as collateral for a Stock Obligation, and no creditor under a Stock Obligation shall have any right or recourse to any Plan and Trust assets other than Stock remaining subject to a collateral pledge.

            6.3-3 Any pledge of Stock to secure a Stock Obligation must provide for the release of pledged Stock in connection with payments on the Stock Obligations in the ratio prescribed in Section 4.2.

            6.3-4 Repayments of principal and interest on any Stock Obligation generally shall be made by the Trustee from cash contributions designated for such payments, from earnings on such contributions, and from cash dividends received on Stock held in the Unallocated Stock Fund.

      6.4 Participants' Option to Diversify. The Committee shall provide for a procedure under which each Participant may, during the first five years of a certain six-year period, elect to have up to 25 percent of the value of his Account committed to alternative investment options within the Investment Fund. For the sixth year in this period, the Participant may elect to have up to 50 percent of the value of his Account committed to other investments. The six-year period shall begin with the Plan Year following the first Plan Year in which the Participant has both reached aged 55 and completed 10 years of participation in the Plan; a Participant's election to diversify his Account must be made within the 90-day period immediately following the last day of each of the six Plan Years. The Committee shall see that the Investment Fund includes a sufficient number of investment options to comply with Section 401(a)(28)(B) of the Code. The Trustee shall comply with any investment directions received from Participants in accordance with the procedures adopted from time to time by the Committee under this Section 6.4.

Section 7. Voting Rights and Dividends on Stock.

      7.1 Voting and Tendering of Stock. The Trustee generally shall vote all shares of Stock held under the Plan. However, if any Employer has registration-type class of securities within the meaning of Section 409(e)(4) of the Code, or if a matter submitted to the holders of the Stock involves a merger, consolidation, recapitalization, reclassification, liquidation, dissolution, or sale of substantially all assets of an entity, then (i) the shares of Stock which have been allocated to Participants' Accounts shall be voted by the Trustee in accordance with the Participants' written instructions, and (ii) the Trustee shall vote any shares of Stock which have been allocated to Participants' Accounts but for which no written instructions have been received and any unallocated Stock in a manner calculated to most accurately reflect the instructions it has received from Participants regarding the allocated Stock. In the event no shares of Stock have been allocated to

Participants' Accounts at the time Stock is to be voted, each Participant shall be deemed to have one share of Stock allocated to his or her account for the sole purpose of providing the Trustee with voting instructions. Notwithstanding any provision hereunder to the contrary, all shares of Stock which have been allocated to Participants' Accounts and for which the Trustee has received no written instructions and all unallocated shares of Stock must be voted by the Trustee in a manner determined by the Trustee to be solely in the interest of the Participants and Beneficiaries. Whenever such voting rights are to be exercised, the Employers, the Committee, and the Trustee shall see that all Participants and Beneficiaries are provided with the same notices and other materials as are provided to other holders of the Stock, and are provided with adequate opportunity to deliver their instructions to the Trustee regarding the voting of Stock allocated to their Accounts. The instructions of the Participants with respect to the voting of allocated shares hereunder shall be confidential.

            7.1-1 In the event of a tender offer, Stock shall be tendered by the Trustee in the same manner as set forth above with respect to the voting of Stock. Notwithstanding any provision hereunder to the contrary, Stock must be tendered by the Trustee in a manner determined by the Trustee to be solely in the interest of the Participants and Beneficiaries.

      7.2 Dividends on Stock. Dividends on Stock which are received by the Trustee in the form of additional Stock shall be retained in the Stock Fund, and shall be allocated among the Participant's Accounts and the Unallocated Stock Fund in accordance with their holdings of the Stock on which the dividends have been paid. Dividends on Stock credited to Participants' Accounts which are received by the Trustee in the form of cash shall, at the direction of the Company paying the dividends, either (i) be credited to the Accounts in accordance with Section 8.3 and invested as part of the Investment Fund, (ii) be distributed immediately to the Participants in proportion with the Participants' Account balance; (iii) be distributed to the Participants within 90 days of the close of the Plan Year in which paid in proportion with the Participants' Account balance; or (iv) be used to repay principal and interest on the Stock Obligation used to acquire Stock on which the dividends were paid. Dividends on Stock held in the Unallocated Stock Fund which are received by the Trustee in the form of cash shall be applied as soon as practicable to payments of principal and interest under the Stock Obligation incurred with the purchase of the Stock.

Section 8. Adjustments to Accounts.

      8.1 Adjustments for Transactions. An Employer contribution pursuant to
Section 4.1 shall be credited to the Participants' Accounts as of the last day of the Plan Year for which it is contributed. Stock released from the Unallocated Stock Fund upon the Trust's repayment of a Stock Obligation pursuant to Section 4.2 shall be credited to the Participants' Accounts as of the last day of the Plan Year in which the repayment occurred. Any excess amounts remaining from the use of, or the use of the proceeds of, a sale of Stock from the Unallocated Stock Fund to repay a Stock Obligation shall be allocated as of the last day of the Plan Year in which the repayment occurred among the Participants' Accounts as earnings, in proportion to the opening balance in each Account and shall not be deemed annual additions within the meaning of Section 415(c)(2) of the Code. Any benefit which is paid to a Participant or Beneficiary pursuant to Section 10 shall be charged to the Participant's Account as of the first day of the Valuation Period in which it is paid. Any forfeiture or restoral shall be charged or credited to the Participant's Account as of the first day of the Valuation Period in which the forfeiture or restoral occurs pursuant to Section 9.6.

      8.2 Valuation of Investment Fund. As of each Valuation Date, the Trustee shall prepare a balance sheet of the Investment Fund, recording each asset (including any contribution receivable from an Employer) and liability at its fair market value. Any liability with respect to short positions or options and any item of accrued income or expense and unrealized appreciation or depreciation shall be included; provided, however, that such an item may be estimated or excluded if it is not readily ascertainable unless estimating or excluding it would result in a material distortion. The Committee shall then determine the net gain or loss of the Investment Fund since the preceding Valuation Date, which shall mean the entire income of the Investment Fund, including realized and unrealized capital gains and losses, net of any expenses to be charged to the general Investment Fund and excluding any contributions by the Employer. The determination of gain or loss shall be consistent with the balance sheets of the Investment Fund for the current and preceding Valuation Dates.

      8.3 Adjustments for Investment Experience. Any net gain or loss of the Investment Fund during a Valuation Period, as determined pursuant to Section 8.2, shall be allocated as of the last day of the Valuation Period among the Participants' Accounts in proportion to the opening balance in each Account, as adjusted for benefit payments and forfeitures during the Valuation Period, without regard to whatever Stock may be credited to an Account.

      8.4 Adjustments for Capital Changes. In the event of any change in the outstanding shares of Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, or other increase or decrease in such shares effected without receipt or payment of consideration by the bank issuing the Stock, the Committee shall adjust the number of shares of Stock allocated to the Participants' Accounts to prevent dilution or enlargement of such Accounts.

Section 9. Vesting of Participants' Interests.

      9.1 Deferred Vesting in Accounts. A Participant's vested interest in his Account shall be based on his Vesting Years in accordance with the following table, subject to the balance of this Section 9:

                Vesting                           Percentage of
                 Years                            Interest Vested
                 -----                            ---------------
                1 year                                20%
                2 years                               40%
                3 years                               60%
                4 years                               80%
                5 years                               100%

      9.2 Computation of Vesting Years. For purposes of this Plan, a "Vesting Year" means each 12-month period beginning with his initial Service with the Employer. However, a Participant's Vesting Years shall be computed subject to the following conditions and qualifications:

            (a) A Participant's vested interest in his Account accumulated before a Break in Service shall be determined without regard to any Service after the Break. Notwithstanding the foregoing, in the event a Participant has an eligibility computation period (as defined in Section 3.1 of the Plan) during which he performs 500 or fewer Hours of Service (a "one year Break in Service"), and then returns to Service prior to having a Break in Service, his Service performed both before and after his break in employment shall be taken into account in determining his Vesting Years. Generally, if a Participant has a Break in Service before his interest in his Account has become vested to some extent, he shall lose credit for any Vesting Year before the Break in Service. However, if a Participant separates from Service before his interest in his Account has become vested to some extent, and returns to Service after a Break in Service, the Participant's Vesting Years both prior to and after the Break in Service will count as Vesting Years for his Account accumulated after the Break if the number of the Participant's consecutive one year breaks in Service is less than the number of years of Service prior to the Break in Service.

            (b) Unless otherwise specifically excluded, a Participant's Vesting Years shall include any period of active military duty to the extent required by the Military Selective Service Act of 1967 (38 U.S.C. Section 2021).

      9.3 Full Vesting Upon Certain Events. Notwithstanding Section 9.1, a Participant's interest in his Account shall fully vest on the Participant's Normal Retirement Date, provided the Participant is in Service on or after that date. The Participant's interest shall also fully vest in the event that his Service is terminated by Early Retirement, Disability or by death or upon the occurrence of a Change in Control of the Bank or the Holding Company.

      For purposes of this Section 9.3, a Change in Control of the Bank or the Holding Company shall mean an event of a nature that: (i) would be required to be reported in response to Item 1(a) of the current report on Form 8-K, as in effect on the date hereof, pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act"); or (ii) results in a Change in Control of the Bank or the Company within the meaning of the Change in Bank Control Act and the Rules and Regulations promulgated by the Federal Deposit Insurance Corporation ("FDIC") at 12 C.F.R. Section 303.4(a) with respect to the Bank and the Board of Governors of the Federal Reserve System ("FRB") at 12 C.F.R. Section 225.41(b) with respect to the Holding Company, as in effect on the date hereof; or (iii) results in a transaction requiring prior FRB approval under the Bank Holding Company Act of 1956 and the regulations promulgated thereunder by the FRB at 12 C.F.R. Section 225.11, as in effect on the date hereof except for the Holding Company's acquisition of the Bank; or (iv) without limitation such a Change in Control shall be deemed to have occurred at such time as (A) any "person" (as the term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Bank or the Holding Company representing 20% or more of the Bank's or the Holding Company's outstanding securities except for any securities of the Bank purchased by the Holding Company in connection with the conversion of the Bank to the stock form and any securities purchased by any tax qualified employee benefit plan of the Bank; or (B) individuals who constitute the Board of Directors on the date hereof (the "Incumbent Board") cease for any reason to constitute at least a majority thereof, provided that any person becoming a director subsequent to the date hereof whose election was approved by a vote of at least three-quarters of the directors comprising the Incumbent Board, or whose nomination for election by the Holding Company's stockholders was approved by the same Nominating Committee serving under an Incumbent Board, shall be, for purposes of this clause (B), considered as though he were a member of the Incumbent Board; or (C) a plan of reorganization, merger, consolidation, sale of all or substantially all the assets of the Bank or the Holding Company or similar transaction occurs in which the Bank or Holding Company is not the resulting entity; or (D) solicitations of shareholders of the Holding Company, by someone other than the current management of the Holding Company, seeking stockholder approval of a plan of reorganization, merger or consolidation of the Holding Company or Bank or similar transaction with one or more corporations as a result of which the outstanding shares of the class of securities then subject to the plan or transaction are exchanged for or converted into cash or property or securities not issued by the Bank or the Holding Company shall be distributed; or (E) a tender offer is made for 20% or more of the voting securities of the Bank or the Holding Company.

      9.4 Full Vesting Upon Plan Termination. Notwithstanding Section 9.1, a Participant's interest in his Account shall fully vest if he is in active Service upon termination of this Plan or upon the permanent and complete discontinuance of contributions by his Employer. In the event of a partial termination, the interest of each Participant who is in Service shall fully vest with respect to that part of the Plan which is terminated.

      9.5 Forfeiture, Repayment, and Restoral. If a Participant's Service terminates before his interest in his Account is fully vested, that portion which has not vested shall be forfeited if he either

(i) receives a distribution of his entire vested benefit, or (ii) has a Break in Service. If a Participant who has received his entire vested interest returns to Service before he has a Break in Service, he may repay to the Trustee an amount equal to the distribution. The Participant may repay such amount at any time within five years after he has returned to Service. The amount shall be credited to his Account as of the last day of the Plan Year in which it is repaid; an additional amount equal to the portion of his Account which was previously forfeited shall be restored to his Account at the same time from other Employees' forfeitures and, if such forfeitures are insufficient, from a special contribution by his Employer for that year. In the case of a terminated Participant who does not receive a distribution of his entire vested interest and whose Service resumes after a Break in Service, any undistributed balance from his prior participation which was not forfeited shall be maintained as a fully vested subaccount with his Account. If a portion of a Participant's Account is forfeited, assets other that Stock must be forfeited before any Stock may be forfeited. In the case of a Participant who has incurred a Break in Service and then returns to Service, all years of Service after the Break in Service will be disregarded for the purpose of vesting his Account accrued before the Break in Service, but both pre-Break and post-Break Service will count for the purpose of vesting the Participant's Account that accrues after the Break in Service. If a Participant's Service terminates prior to his Account having become vested, such Participant shall be deemed to have received a distribution of his entire vested interest as of the Valuation Date next following his termination of Service.

      9.6 Accounting for Forfeitures. A forfeiture shall be charged to the Participant's Account as of the first day of the first Valuation Period in which the forfeiture becomes certain pursuant to Section 9.5. Except as otherwise provided in that Section, a forfeiture shall be added to the contributions of the terminated Participant's Employer which are to be credited to other Participants pursuant to Section 4.1 as of the last day of the Plan Year in which the forfeiture becomes certain.

      9.7 Vesting and Nonforfeitability. A Participant's interest in his Account which has become vested shall be nonforfeitable for any reason.

Section 10. Payment of Benefits.

      10.1 Benefits for Participants. A Participant whose Service ends for any reason shall receive the vested portion of his Account in a single payment on a date selected by the Committee. That date shall be on or before the 60th day after the end of the Plan Year in which his Service ends. Notwithstanding the foregoing, if the balance credited to his Account exceeds $3,500, his benefits shall not be paid before the latest of his 65th birthday or the tenth anniversary of the year in which he commenced participation in the Plan, unless he elects an early payment date in a written election filed with the Committee. A Participant may modify such an election at any time, provided any new benefit payment date is at least 30 days after a modified election is delivered to the Committee. Such an election is not valid unless it is made after the Participant has received the required notice under Section 1.411(a)-11(c) of the Income Tax Regulations that provides a general description of the material features of a lump sum distribution and the Participant's right to defer receipt of his benefit. The Notice shall be provided no less than 30 days and no more than 90 days before the first day on which all events have occurred which entitle the Participant to such benefit. Written consent of the Participant to the distribution generally may not be made within 30 days of the date the Participant receives the notice and shall not be made more than 90 days from the date the Participant receives the notice. However, a distribution may be made less than 30 days after the notice provided under Section 1.411(a)-11(c) of the Income Tax Regulations is given, if:

            (a) the Committee clearly informs the Participant that he has a right to period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and if applicable, a particular distribution option), and

            (b) the Participant, after receiving the notice, affirmatively elects a distribution.

      With respect to all Participants other than those who are 5% owners within the meaning of Section 416 of the Code, such Participant's benefits shall be paid by April 1st of the later of (i) the calendar year in which he reaches age 71-1/2, or (ii) the calendar year in which he retires. With respect to all Participants who are 5% owners within the meaning of Section 416 of the Code, such Participants benefits shall be paid by April 1st of the calendar year in which he reaches age 71-1/2.

      10.2 Benefits on a Participant's Death. If a Participant dies before his benefits are paid pursuant to Section 10.1, the balance credited to his Account shall be paid to his Beneficiary in a single distribution on or before the 60th day after the end of the Plan Year in which he died. The benefits from that portion of the Account committed to the Investment Fund shall be calculated on the basis of the most recent Valuation Date before the date of payment.

      If a married Participant dies before his benefit payments begin, then unless he has specifically elected otherwise the Committee shall cause the balance in his Account to be paid to his Spouse. No election by a married Participant of a different Beneficiary shall be valid unless the election is accompanied by the Spouse's written consent, which (i) must acknowledge the effect of the election, (ii) must explicitly provide either that the designated Beneficiary may not subsequently be changed by the Participant without the Spouse's further consent, or that it may be changed without such consent, and
(iii) must be witnessed by the Committee, its representative, or a notary public. This requirement shall not apply if the Participant establishes to the Committee's satisfaction that the Spouse may not be located.

      10.3 Marital Status. The Committee shall from time to time take whatever steps it deems appropriate to keep informed of each Participant's marital status. Each Employer shall provide the Committee with the most reliable information in the Employer's possession regarding its Participants' marital status, and the Committee may, in its discretion, require a notarized affidavit from any Participant as to his marital status. The Committee, the Plan, the Trustee, and the Employers shall be fully protected and discharged from any liability to the extent of any benefit payments made as a result of the Committee's good faith and reasonable reliance upon information obtained from a Participant and his Employer as to his marital status.

      10.4 Delay in Benefit Determination. If the Committee is unable to determine the benefits payable to a Participant or Beneficiary on or before the latest date prescribed for payment pursuant to Section 10.1 or 10.2, the benefits shall in any event be paid within 60 days after they can first be determined, with whatever makeup payments may be appropriate in view of the delay.

      10.5 Accounting for Benefit Payments. Any benefit payment shall be charged to the Participant's Account as of the first day of the Valuation Period in which the payment is made.

      10.6 Options to Receive and Sell Stock. Unless ownership of virtually all Stock is restricted to active Employees and qualified retirement plans for the benefit of Employees pursuant to the certificates of incorporation or by-laws of the Employers issuing Stock, a terminated Participant or the Beneficiary of a deceased Participant may instruct the Committee to distribute the Participant's entire vested interest in his Account in the form of Stock. In that event, the Committee shall apply the Participant's vested interest in the Investment Fund to purchase sufficient Stock from the Stock Fund or from any owner of stock to make the required distribution. In all other cases, the Participant's vested interest in the Stock Fund shall be distributed in shares of Stock, and his vested interest in the Investment Fund shall be distributed in cash.

      Any Participant who receives Stock pursuant to Section 10.1, and any person who has received Stock from the Plan or from such a Participant by reason of the Participant's death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover contribution described in
Section 402(c) of the Code, shall have the right to require the Employer which issued the Stock to purchase the Stock for its current fair market value (hereinafter referred to as the "put right"). The put right shall be exercisable by written notice to the Committee during the first 60 days after the Stock is distributed by the Plan, and, if not exercised in that period, during the first 60 days in the following Plan Year after the Committee has communicated to the Participant its determination as to the Stock's current fair market value. However, the put right shall not apply to the extent that the Stock, at the time the put right would otherwise be exercisable, may be sold on an established market in accordance with federal and state securities laws and regulations. If the put right is exercised, the Trustee may, if so directed by the Committee in its sole discretion, assume the Employer's rights and obligations with respect to purchasing the Stock.

      The Employer or the Trustee, as the case may be, may elect to pay for the Stock in equal periodic installments, not less frequently than annually, over a period not longer than five years from the 30th day after the put right is exercised, with adequate security and interest at a reasonable rate on the unpaid balance, all such terms to be set forth in a promissory note delivered to the seller with normal terms as to acceleration upon any uncured default.

      Nothing contained herein shall be deemed to obligate any Employer to register any Stock under any federal or state securities law or to create or maintain a public market to facilitate the transfer or disposition of any Stock. The put right described herein may only be exercised by a person described in the second preceding paragraph, and may not be transferred with any Stock to any other person. As to all Stock purchased by the Plan in exchange for any Stock Obligation, the put right be nonterminable. The put right for Stock acquired through a Stock Obligation shall continue with respect to such Stock after the Stock Obligation is repaid or the Plan ceases to be an employee stock ownership plan. Except as provided above, in accordance with the provisions of Sections 54.4975-7(b)(4) of the Treasury Regulations, no Stock acquired with the proceeds of a Stock Obligation may be subject to any put, call or other option or buy-sell or similar arrangement while held by and when distributed from the Plan, whether the Plan is then an employee stock ownership plan.

      10.7 Restrictions on Disposition of Stock. Except in the case of Stock which is traded on an established market, a Participant who receives Stock pursuant to Section 10.1, and any person who has received Stock from the Plan or from such a Participant by reason of the Participant's death or incompetency, by reason of divorce or separation from the Participant, or by reason of a rollover contribution described in Section 402(c) of the Code, shall, prior to any sale or other transfer of the Stock to any other person, first offer the Stock to the issuing Employer and to the Plan at its current fair market value. This restriction shall apply to any transfer, whether voluntary, involuntary, or by operation of law, and whether for consideration or gratuitous. Either the Employer or the Trustee may accept the offer within 14 days after it is delivered. Any Stock distributed by the Plan shall bear a conspicuous legend describing the right of first refusal under this Section 10.7, as well as any other restrictions upon the transfer of the Stock imposed by federal and state securities laws and regulations.

      10.8 Direct Transfer of Eligible Plan Distributions. A Participant or Beneficiary may direct that an "eligible rollover distribution" (as defined below) included in such payment be paid directly to an "eligible retirement plan" (as defined below).

      To effect such a direct transfer, the Participant or Beneficiary must notify the Committee that a direct transfer is desired and provide to the Committee the eligible retirement plan to which the payment is to be made. Such notice shall be made in such form and at such time as the Committee may prescribe. Upon receipt of such notice, the Committee shall direct the Trustee to make a trustee-to-trustee transfer of the eligible rollover distribution to the eligible retirement plan so specified.

      For purposes of this Section 10.8, an "eligible rollover distribution" shall have the meaning set forth in Section 402(c)(4) of the Code and any regulations promulgated thereunder. To the extent such meaning is not inconsistent with the above references, an eligible rollover distribution shall mean any distribution of all or any portion of the Participant's Account, except that such term shall not include any distribution which is one of a series of substantially equal periodic payments (not less frequently than annually) made
(i) for the life (or life expectancy) of the Participant or the joint lives (or joint life expectancies) of the Participant and a designated Beneficiary, or
(ii) for a period of ten years or more. Further, the term "eligible rollover distribution shall not include any distribution required to be made under
Section 401(a)(9) of the Code.

      For purposes of this Section 10.8, an "eligible retirement plan" shall have the meaning set forth in Section 402(c)(8) of the Code and any regulations promulgated thereunder. To the extent such meaning is not inconsistent with the above references, an eligible retirement plan shall mean: (i) an individual retirement account described in Section 408(a) of the Code; (ii) an individual retirement annuity described in Section 408(b) of the Code (other than an endowment contract), (iii) a qualified trust described in Section 401(a) of the Code and exempt under Section 501(a) of the Code, and (iv) an annuity plan described in Section 403(a) of the Code.

Section 11.  Rules Governing Benefit Claims and Review of Appeals.

      11.1 Claim for Benefits. Any Participant or Beneficiary who qualifies for the payment of benefits shall file a claim for his benefits with the Committee on a form provided by the Committee. The claim, including any election of an alternative benefit form, shall be filed at least 30 days before the date on which the benefits are to begin. If a Participant or Beneficiary fails to file a claim by the 30th day before the date on which benefits become payable, he shall be presumed to have filed a claim for payment for the Participant's benefits in the standard form prescribed by Sections 10.1 or 10.2.

      11.2 Notification by Committee. Within 90 days after receiving a claim for benefits (or within 180 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary within 90 days after receiving the claim for benefits), the Committee shall notify the Participant or Beneficiary whether the claim has been approved or denied. If the Committee denies a claim in any respect, the Committee shall set forth in a written notice to the Participant or Beneficiary:

            (i)   each specific reason for the denial;

            (ii) specific references to the pertinent Plan provisions on which the denial is based;

            (iii) a description of any additional material or information which could be submitted by the Participant or Beneficiary to support his claim, with an explanation of the relevance of such information; and

            (iv)  an explanation of the claims review procedures set forth in
                  Section 11.3.

      11.3 Claims Review Procedure. Within 60 days after a Participant or Beneficiary receives notice from the Committee that his claim for benefits has been denied in any respect, he may file with the Committee a written notice of appeal setting forth his reasons for disputing the Committee's determination. In connection with his appeal the Participant or Beneficiary or his representative may inspect or purchase copies of pertinent documents and records to the extent not inconsistent with other Participants' and Beneficiaries' rights of privacy. Within 60 days after receiving a notice of appeal from a prior determination (or within 120 days, if special circumstances require an extension of time and written notice of the extension is given to the Participant or Beneficiary and his representative within 60 days after receiving the notice of appeal), the Committee shall furnish to the Participant or Beneficiary and his representative, if any, a written statement of the Committee's final decision with respect to his claim, including the reasons for such decision and the particular Plan provisions upon which it is based.

Section 12. The Committee and Its Functions.

      12.1 Authority of Committee. The Committee shall be the "plan administrator" within the meaning of ERISA and shall have exclusive responsibility and authority to control and manage the operation and administration of the Plan, including the interpretation and application of its provisions, except to the extent such responsibility and authority are otherwise specifically (i) allocated to the Bank, the Employers, or the Trustee under the Plan and Trust Agreement, (ii) delegated in writing to other persons by the Bank, the Employers, the Committee, or the Trustee, or (iii) allocated to other parties by operation of law. The Committee shall have exclusive responsibility regarding decisions concerning the payment of benefits under the Plan. The Committee shall have full investment responsibility with respect to the Investment Fund except to the extent, if any, specifically provided in the Trust Agreement. In the discharge of its duties, the Committee may employ accountants, actuaries, legal counsel, and other agents (who also may be employed by an Employer or the Trustee in the same or some other capacity) and may pay their reasonable expenses and compensation.

      12.2 Identity of Committee. The Committee shall consist of three or more individuals selected by the Bank. Any individual, including a director, trustee, shareholder, officer, or Employee of an Employer, shall be eligible to serve as a member of the Committee. The Bank shall have the power to remove any individual serving on the Committee at any time without cause upon 10 days written notice, and any individual may resign from the Committee at any time upon 10 days written notice to the Bank. The Bank shall notify the Trustee of any change in membership of the Committee.

      12.3 Duties of Committee. The Committee shall keep whatever records may be necessary to implement the Plan and shall furnish whatever reports may be required from time to time by the Bank. The Committee shall furnish to the Trustee whatever information may be necessary to properly administer the Trust. The Committee shall see to the filing with the appropriate government agencies of all reports and returns required of the plan Committee under ERISA and other laws.

      Further, the Committee shall have exclusive responsibility and authority with respect to the Plan's holdings of Stock and shall direct the Trustee in all respects regarding the purchase, retention, sale, exchange, and pledge of Stock and the creation and satisfaction of Stock Obligations. The Committee shall at all times act consistently with the Bank's long-term intention that the Plan, as an employee stock ownership plan, be invested primarily in Stock. Subject to the direction of the Committee with respect to Stock Obligations pursuant to the provision of Section 4.2, and subject to the provisions of Sections 6.4 and 10.6 as to Participants' rights under certain circumstances to have their Accounts invested in Stock or in assets other than Stock, the Committee shall determine in its sole discretion the extent to which assets of the Trust shall be used to repay Stock Obligations, to purchase Stock, or to invest in other assets to be selected by the Committee or an investment manager. No provision of the Plan relating to the allocation or vesting of any interests in the Stock Fund or the Investment Fund shall restrict the Committee from changing any holdings of the Trust, whether the changes involve an increase or a decrease in the Stock or other assets credited to Participants' Accounts. In determining the proper extent of the Trust's investment in Stock, the Committee shall be authorized to employ investment counsel, legal counsel, appraisers, and other agents to pay their reasonable expenses and compensation.

      12.4 Valuation of Stock. If the valuation of any Stock is not established by reported trading on a generally recognized public market, the Committee shall have the exclusive authority and responsibility to determine its value for all purposes under the Plan. Such value shall be determined as of each Valuation Date, and on any other date as of which the Plan purchases or sells such Stock. The Committee shall use generally accepted methods of valuing stock of similar corporations for purposes of arm's length business and investment transactions, and in this connection the Committee shall obtain, and shall be protected in relying upon, the valuation of such Stock as determined by an independent appraiser experienced in preparing valuations of similar businesses.

      12.5 Compliance with ERISA. The Committee shall perform all acts necessary to comply with ERISA. Each individual member or employee of the Committee shall discharge his duties in good faith and in accordance with the applicable requirements of ERISA.

      12.6 Action by Committee. All actions of the Committee shall be governed by the affirmative vote of a number of members which is a majority of the total number of members currently appointed, including vacancies. The members of the Committee may meet informally and may take any action without meeting as a group.

      12.7 Execution of Documents. Any instrument executed by the Committee shall be signed by any member or employee of the Committee.

      12.8 Adoption of Rules. The Committee shall adopt such rules and regulations of uniform applicability as it deems necessary or appropriate for the proper administration and interpretation of the Plan.

      12.9 Responsibilities to Participants. The Committee shall determine which Employees qualify to enter the Plan. The Committee shall furnish to each eligible Employee whatever summary plan descriptions, summary annual reports, and other notices and information may be required under

ERISA. The Committee also shall determine when a Participant or his Beneficiary qualifies for the payment of benefits under the Plan. The Committee shall furnish to each such Participant or Beneficiary whatever information is required under ERISA (or is otherwise appropriate) to enable the Participant or Beneficiary to make whatever elections may be available pursuant to Sections 6 and 10, and the Committee shall provide for the payment of benefits in the proper form and amount from the assets of the Trust Fund. The Committee may decide in its sole discretion to permit modifications of elections and to defer or accelerate benefits to the extent consistent with applicable law and the best interests of the individuals concerned.

      12.10 Alternative Payees in Event of Incapacity. If the Committee finds at any time that an individual qualifying for benefits under this Plan is a minor or is incompetent, the Committee may direct the benefits to be paid, in the case of a minor, to his parents, his legal guardian, a custodian for him under the Uniform Transfers to Minors Act, or the person having actual custody of him, or, in the case of an incompetent, to his Spouse, his legal guardian, or the person having actual custody of him, the payments to be used for the individual's benefit. The Committee and the Trustee shall not be obligated to inquire as to the actual use of the funds by the person receiving them under this Section 12.10, and any such payment shall completely discharge the obligations of the Plan, the Trustee, the Committee, and the Employers to the extent of the payment.

      12.11 Indemnification by Employers. Except as separately agreed in writing, the Committee, and any member or employee of the Committee, shall be indemnified and held harmless by the Employers, jointly and severally, to the fullest extent permitted by law against any and all costs, damages, expenses, and liabilities reasonably incurred by or imposed upon it or him in connection with any claim made against it or him or in which it or he may be involved by reason of its or his being, or having been, the Committee, or a member or employee of the Committee, to the extent such amounts are not paid by insurance.

      12.12 Nonparticipation by Interested Member. Any member of the Committee who also is a Participant in the Plan shall take no part in any determination specifically relating to his own participation or benefits, unless his abstention would leave the Committee incapable of acting on the matter.

Section 13. Adoption, Amendment, or Termination of the Plan.

      13.1 Adoption of Plan by Other Employers. With the consent of the Bank, any entity may become a participating Employer under the Plan by (i) taking such action as shall be necessary to adopt the Plan, (ii) becoming a party to the Trust Agreement establishing the Trust Fund, and (iii) executing and delivering such instruments and taking such other action as may be necessary or desirable to put the Plan into effect with respect to the entity's Employees.

      13.2 Adoption of Plan by Successor. In the event that any Employer shall be reorganized by way of merger, consolidation, transfer of assets or otherwise, so that an entity other than an

Employer shall succeed to all or substantially all of the Employer's business, the successor entity may be substituted for the Employer under the Plan by adopting the Plan and becoming a party to the Trust Agreement. Contributions by the Employer shall be automatically suspended from the effective date of any such reorganization until the date upon which the substitution of the successor entity for the Employer under the Plan becomes effective. If, within 90 days following the effective date of any such reorganization, the successor entity shall not have elected to become a party to the Plan, or if the Employer shall adopt a plan of complete liquidation other than in connection with a reorganization, the Plan shall be automatically terminated with respect to Employees of the Employer as of the close of business on the 90th day following the effective date of the reorganization, or as of the close of business on the date of adoption of a plan of complete liquidation, as the case may be.

      13.3 Plan Adoption Subject to Qualification. Notwithstanding any other provision of the Plan, the adoption of the Plan and the execution of the Trust Agreement are conditioned upon their being determined initially by the Internal Revenue Service to meet the qualification requirements of Section 401(a) of the Code, so that the Employers may deduct currently for federal income tax purposes their contributions to the Trust and so that the Participants may exclude the contributions from their gross income and recognize income only when they receive benefits. In the event that this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a), the Plan, may be amended retroactively to the earliest date permitted by U.S. Treasury Regulations in order to secure qualification under Section 401(a). If this Plan is held by the Internal Revenue Service not to qualify initially under Section 401(a) either as originally adopted or as amended, each Employer's contributions to the Trust under this Plan (including any earnings thereon) shall be returned to it and this Plan shall be terminated. In the event that this Plan is amended after its initial qualification and the Plan as amended is held by the Internal Revenue Service not to qualify under Section 401(a), the amendment may be modified retroactively to the earliest date permitted by U.S. Treasury Regulations in order to secure approval of the amendment under Section 401(a).

      13.4 Right to Amend or Terminate. The Bank intends to continue this Plan as a permanent program. However, each participating Employer separately reserves the right to suspend, supersede, or terminate the Plan at any time and for any reason, as it applies to that Employer's Employees, and the Bank reserves the right to amend, suspend, supersede, merge, consolidate, or terminate the Plan at any time and for any reason, as it applies to the Employees of all Employers. No amendment, suspension, supersession, merger, consolidation, or termination of the Plan shall reduce any Participant's or Beneficiary's proportionate interest in the Trust Fund, or shall divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan. Except as is required for purposes of compliance with the Code or ERISA, each as amended from time to time, neither the provisions of Section 4.1 and 4.2 relating to the crediting of contributions, forfeitures and shares of Stock released from the Unallocated Stock Fund, nor any other provision of the Plan relating to the allocation of benefits to Participants, may be amended more frequently than once every six months. Moreover, there shall not be any transfer of assets to a successor plan or merger or consolidation with another plan unless, in the event of the termination of the successor plan or the surviving plan immediately following such transfer, merger, or consolidation, each participant or beneficiary would be entitled to a benefit equal to or greater than the benefit he would have been entitled to if the plan in which he was previously a participant or beneficiary had terminated immediately prior to such transfer, merger, or consolidation. Following a termination of this Plan by the Bank, the Trustee shall continue to administer the Trust and pay benefits in accordance with the Plan as amended from time to time and the Committee's instructions.

Section 14. Miscellaneous Provisions.

      14.1 Plan Creates No Employment Rights. Nothing in this Plan shall be interpreted as giving any Employee the right to be retained as an Employee by an Employer, or as limiting or affecting the rights of an Employer to control its Employees or to terminate the Service of any Employee at any time and for any reason, subject to any applicable employment or collective bargaining agreements.

      14.2 Nonassignability of Benefits. No assignment, pledge, or other anticipation of benefits from the Plan will be permitted or recognized by the Employers, the Committee, or the Trustee. Moreover, benefits from the Plan shall not be subject to attachment, garnishment, or other legal process for debts or liabilities of any Participant or Beneficiary, to the extent permitted by law. This prohibition on assignment or alienation shall apply to any judgment, decree, or order (including approval of a property settlement agreement) which relates to the provision of child support, alimony, or property rights to a present or former Spouse, child or other dependent of a Participant pursuant to a State domestic relations or community property law, unless the judgment, decree, or order is determined by the Committee to be a qualified domestic relations order within the meaning of Section 414(p) of the Code.

      14.3 Limit of Employer Liability. The liability of the Employers with respect to Participants under this Plan shall be limited to making contributions to the Trust from time to time, in accordance with Section 4.

      14.4 Treatment of Expenses. All expenses incurred by the Committee and the Trustee in connection with administering this Plan and Trust Fund shall be paid by the Trustee from the Trust Fund to the extent the expenses have not been paid or assumed by the Employers or by the Trustee.

      14.5 Number and Gender. Any use of the singular shall be interpreted to include the plural, and the plural the singular. Any use of the masculine, feminine, or neuter shall be interpreted to include the masculine, feminine, or neuter, as the context shall require.

      14.6 Nondiversion of Assets. Except as provided in Sections 5.3 and 13.3, under no circumstances shall any portion of the Trust Fund be diverted to or used for any purpose other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan.

      14.7 Separability of Provisions. If any provision of this Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

      14.8 Service of Process. The agent for the service of process upon the Plan shall be the president of the Bank, or such other person as may be designated from time to time by the Bank.

      14.9 Governing State Law. This Plan shall be interpreted in accordance with the laws of the Commonwealth of Massachusetts to the extent those laws are applicable under the provisions of ERISA.

      14.10 Special Rules for Persons Subject to Section 16(b) Requirements. Notwithstanding anything herein to the contrary, any former Participant who is subject to the provisions of Section 16(b) of the Securities Exchange Act of 1934, who becomes eligible to again participate in the Plan, may not become a Participant prior to the date that is six months from the date such former Participant terminated participation in the Plan.

       In addition, any person subject to the provisions of Section 16(b) of the 1934 Act receiving a distribution of Stock from the Plan must hold such Stock for a period of six months commencing with the date of distribution. However, this restriction will not apply to Stock distributions made in connection with death, retirement, disability or termination of employment, or made pursuant to the terms of a qualified domestic relations order.

Section 15. Top-Heavy Provisions.

      15.1 Determination of Top-Heavy Status. The Committee shall determine on a regular basis whether each Plan Year is or is not a "Top-Heavy Year" for purposes of implementing the provisions of Sections 15.2, and 15.3, which apply only to the extent the Plan is top-heavy or super top-heavy within the meaning of Section 416 and the Treasury Regulations promulgated thereunder. In making this determination, the Committee shall use the following definitions and principles:

            15.1-1 The "Employer" includes all business entities which are considered commonly controlled or affiliated within the meaning of Sections 414(b), 414(c), and 414(m) of the Code.

            15.1-2 The "plan aggregation group" includes each qualified retirement plan maintained by the Employer (i) in which a Key Employee is a Participant during the Plan Year, (ii) which enables any plan described in clause (i) to satisfy the requirements of Section 401(a)(4) or 410 of the Code, or (iii) which provides contributions or benefits comparable to those of the plans described in clauses (i) and (ii) and which is designated by the Committee as part of the plan aggregation group.

            15.1-3 The "determination date," with respect to the first Plan Year of any plan, means the last day of that Plan Year, and with respect to each subsequent Plan Year, means the last day of the preceding Plan Year. If any other plan has a determination date which differs from this Plan's determination date, the top-heaviness of this Plan shall be determined on the basis of the other plan's determination date falling within the same calendar years as this Plan's determination date.

            15.1-4 A "Key Employee," with respect to a Plan Year, means an Employee who at any time during the five years ending on the top-heavy determination date for the Plan Year has received compensation from an Employer and has been (i) an officer of the Employer having Total Compensation greater than 50 percent of the limit then in effect under
      Section 415(b)(1)(A) of the Code, (ii) one of the 10 Employees owning the largest interests in the Employer having Total Compensation greater than the limit then in effect under Section 415(c)(1)(A), (iii) an owner of more than five percent of the outstanding equity interest or the outstanding voting interest in any Employer, or (iv) an owner of more than one percent of the outstanding equity interest or the outstanding voting interest in an Employer whose Total Compensation exceeds $150,000. In determining which individuals are Key Employees, the rules of Section 416(i) of the Code and Treasury Regulations promulgated thereunder shall apply. The Beneficiary of a Key Employee shall also be considered a Key Employee.

            15.1-5 A "Non-key Employee" means an Employee who at any time during the five years ending on the top-heavy determination date for the Plan Year has received compensation from an Employer and who has never been a Key Employee, and the Beneficiary of any such Employee.

            15.1-6 The "aggregated benefits" for any Plan Year means (i) the adjusted account balances in defined contribution plans on the determination date, plus (ii) the adjusted value of accrued benefits in defined benefit plans, calculated as of the annual valuation date coinciding with or next preceding the determination date, with respect to Key Employees and Non-key Employees under all plans within the plan aggregation group which includes this Plan. For this purpose, the "adjusted account balance" for and the "adjusted value of accrued benefit" for any Employee shall be increased by all plan distributions made with respect to the Employee during the five years ending on the determination date. Further, the adjusted account balance under a plan shall not include any amount attributable to a rollover contribution or similar transfer to the plan initiated by an Employee and made after 1983, unless both plans involved are maintained by the Employer, in which event the transferred amount shall be counted in the transferee plan and ignored for all purposes in the transferor plan. Finally, the adjusted value of accrued benefits under any defined benefit plan shall be determined by assuming whichever actuarial assumptions were applied by the Pension Benefit Guaranty Corporation to determine the sufficiency of plan assets for plans terminating on the valuation date.

            15.1-7 This Plan shall be "top-heavy" for any Plan Year in which the aggregated benefits of the Key Employees exceed 60 percent of the total aggregated benefits for both Key Employees and Non-key Employees.

            15.1-8 This Plan shall be "super top-heavy" for any Plan Year in which the aggregated benefits of the Key Employees exceed 90 percent of the total aggregated benefits for both Key Employees and Non-key Employees.

            15.1-9 A "Top-Heavy Year" means a Plan Year in which the Plan is top-heavy.

      15.2 Minimum Contributions. For any Top-Heavy Year, each Employer shall make a special contribution on behalf of each Participant to the extent that the total allocations to his Account pursuant to Section 4 is less than the lesser of (i) four percent of his Total Compensation for that year, or (ii) the highest ratio of such allocation to Total Compensation received by any Key Employee for that year. For purposes of the special contribution of this Section 15.2, a Key Employee's Total Compensation shall include amounts the Key Employee elected to defer under a qualified 401(k) arrangement. Such a special contribution shall be made on behalf of each Participant who is employed by an Employer on the last day of the Plan Year, regardless of the number of his Hours of Service, and shall be allocated to his Account.

      For any Plan Year when (1) the Plan is top-heavy and (2) a Non-key Employee is a Participant in both this Plan and a defined benefit plan included in the plan aggregation group which is top heavy, the sum of the Employer contributions and forfeitures allocated to the Account of each such Non-key Employee shall be equal to at least five percent (5%) of such Non-key Employee's Total Compensation for that year.

      15.3 Minimum Vesting. If a Participant's vested interest in his Account is to be determined in a Top-Heavy Year, it shall be based on the following "top-heavy table":

            Vesting                              Percentage of
             Years                              Interest Vested
             -----                              ---------------
            fewer than 3                             0

            3 or more                              100%

                                     FORM OF

                                 TRUST AGREEMENT

                                     BETWEEN

                         BAY STATE FEDERAL SAVINGS BANK

                                       AND

                             ----------------------

                                     FOR THE

                         BAY STATE FEDERAL SAVINGS BANK
                         EMPLOYEE STOCK OWNERSHIP TRUST

                                    CONTENTS


                                                                       PAGE NO.
                                                                       --------
Section 1   Creation of Trust                                              1

Section 2   Investment of Trust Fund and
            Administrative Powers of the
            Trustee                                                        2

Section 3   Compensation and Indemnification
            of Trustee and Payment of Expenses
            and Taxes                                                      7

Section 4   Records and Valuation                                          8

Section 5   Instructions from Committee                                    8

Section 6   Change of Trustees                                             9

Section 7   Miscellaneous                                                 10

      This TRUST AGREEMENT dated________________ BETWEEN the Bay State Federal Savings Bank, a federally chartered savings bank with its principal office at 1299 Beacon Street, Brookline, Massachusetts 02146 (hereinafter called the "Bank"), AND______________ (hereinafter called "_____________" or the
"Trustee"),

                         W I T N E S S E T H   T H A T:

      WHEREAS, effective__________________, the Bank approved and adopted an employee stock ownership plan for the benefit of its employees, known as the Bay State Federal Savings Bank Employee Stock Ownership Plan (hereinafter called the "Plan"); and

      WHEREAS, the Bank has authorized the execution of this Trust Agreement and has appointed ______________ as Trustee of the Trust Fund created pursuant to the Plan; and

      WHEREAS, ______________ has agreed to act as Trustee and to hold and administer the assets of the Plan in accordance with the terms of this Trust Agreement;

      NOW, THEREFORE, the Bank and the Trustee agree as follows:

      Section 1.  Creation of Trust.

      1.1 Trustee. _______________ shall be trustee of the Trust Fund (as defined below) created in accordance with and in furtherance of the Plan, and shall serve as Trustee until its removal or resignation in accordance with
Section 6 (unless otherwise noted, all Section references contained herein are to this Trust Agreement).

      1.2 Trust Fund. The Trustee hereby agrees to accept contributions from the Employer as defined in the Plan and amounts transferred from other qualified retirement plans from time to time in accordance with the terms of the Plan. All such property and contributions, together with income thereon and increments thereto, shall constitute the "Trust Fund" to be held in accordance with the terms of the Trust Agreement.

      1.3 Incorporation of Plan. An instrument entitled "Bay State Federal Savings Bank Employee Stock Ownership Plan" is incorporated herein by reference, and this Trust Agreement shall be interpreted consistently with that Plan. All words and phrases defined in that Plan shall have the same meaning when used in this Trust Agreement, unless otherwise specifically defined in this Trust Agreement.

      1.4 Name. The name of this trust shall be "Bay State Federal Savings Bank Employee Stock Ownership Trust."

      1.5 Nondiversion of Assets. In no event shall any part of the corpus or income of the Trust Fund be used for, or diverted to, purposes other than for the exclusive benefit of the

Participants and their Beneficiaries prior to the satisfaction of all liabilities under the Plan, except to the extent that assets may be returned to the Employer in accordance with the Plan where the Plan fails to qualify initially under Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), or where they are attributable to contributions made by mistake of fact or conditioned upon their deductibility.

      Section 2. Investment of Trust Fund and Administrative Powers of the Trustee.

      2.1 Stock and Other Investments. The basic investment policy of the Plan shall be to invest primarily in Stock of the Employer for the exclusive benefit of the Participants and their Beneficiaries. The Committee shall have full and complete investment authority and responsibility with respect to the purchase, retention, sale, exchange, and pledge of Stock and the payment of Stock Obligations, and the Trustee shall not deal in any way with Stock except in accordance with the written instructions of the Committee. The Trustee shall invest, or keep invested, all or a portion of the Trust Fund in Stock, and shall pay Stock Obligations out of assets of the Trust Fund, as instructed from time to time by the Committee. The Trustee shall invest any balance of the Trust Fund (the "Investment Fund") in such other property as the Committee, in its sole discretion, shall deem advisable, subject to any delegation of such investment responsibility pursuant to Section 2.2. Nothing contained herein shall provide investment discretion authority or any like kind responsibility in regard to the assets of the Trust Fund.

      In connection with instructions to acquire Stock, the Trustee may purchase newly issued or outstanding Stock from an Employer or any other holders of Stock, including Participants, Beneficiaries, and Plan fiduciaries. All purchases and sales of Stock shall be made by the Trustee at fair market value as determined by the Committee in good faith and in accordance with any applicable requirement under the Employee Retirement Income Security Act of 1974 as amended ("ERISA"). Such purchases may be made with assets of the Trust Fund, with funds borrowed for this purpose (with or without guarantees of repayment to the lender by an Employer), or by any combination of the foregoing.

      Notwithstanding any other provision of this Trust Agreement or the Plan, neither the Committee nor Trustee shall make any purchase, sale, exchange, investment, pledge, valuation, or loan, or take any other action involving those assets for which it is responsible which (i) is inconsistent with the policy of the Plan and Trust Agreement, (ii) is inconsistent with the prudence and diversification requirements set forth in Sections 404(a)(1)(B) and (C) of ERISA (to the extent such requirements apply to an employee stock ownership plan and trust), (iii) is prohibited by Section 406 or 407 of ERISA, or (iv) would impair the qualification of the Plan or the exemption of the Trust under Sections 401 and 501 of the Code.

      2.2 Delegation of Investment Responsibility. The Committee may, by written notice, direct the Trustee to segregate any portion or all of the Investment Fund into one or more separate accounts for each of which full investment responsibility will be delegated to an investment manager, as defined in Section 3(38) of ERISA appointed in such notice pursuant to

Section 402(c)(3) of ERISA (hereinafter a "Manager"). For any separate account where the Trustee is to maintain custody of the assets, the Trustee and the Manager shall agree upon procedures for the transmittal of investment instructions from the Manager to the Trustee, and the Trustee may provide the Manager with such documents as may be necessary to authorize the Manager to effect transactions directly on behalf of the segregated account.

      Further, the Committee may, by written notice, direct the Trustee to segregate any portion or all of the Investment Fund into one or more separate accounts for each of which full investment responsibility will be delegated to an insurance company through one or more group annuity contracts, deposit administration contracts, or similar contracts, which may provide for investments in any commingled separate accounts established under such contracts. An insurance company shall be a Manager with respect to any amounts held under such a contract except to the extent the insurer's assets are not deemed assets of the Plan and Trust Fund pursuant to Section 401(b)(2) of ERISA. The allocation of amounts held under such a contract among the insurer's general account and one or more individual or commingled separate accounts shall be determined by the Bank except as otherwise agreed by the Bank and the insurer.

      Any Manager shall have all of the powers given to the Trustee pursuant to
Section 2.3 with respect to the portion of the Trust Fund committed to its investment discretion and control. The Trustee shall be responsible for the safekeeping of any assets which remain in its custody, but in no event shall the Trustee be under any duty to question or make any inquiry or suggestion regarding the action or inaction of a Manager or an insurer or the advisability of acquiring, retaining, or disposing of any asset of a segregated account. The Employer shall indemnify and hold the Trustee harmless from any and all costs, damages, expenses, and liabilities which the Trustee may incur by reason of any action taken or omitted to be taken by the Trustee upon directions from the Committee, a Manager, or an insurer pursuant to this Section 2.2.

      2.3 Trustee Powers. In addition to and not by way of limitation upon the fiduciary powers granted to it by law, the Trustee shall have the following specific powers, subject to direction by the Committee and subject to the limitations set forth in Section 2.1:

      2.3-1 to receive, hold, manage, invest and reinvest the money or other property which constitutes the Trust Fund, without distinction between principal and income;

      2.3-2 to hold funds uninvested temporarily without liability for interest thereon, and to deposit funds in one or more savings or similar accounts with any banks and savings and loan associations which are insured by an instrumentality of the federal government, including the Trustee if it is such an institution.

      2.3-3 to invest or reinvest the whole or any portion of the money or other property which constitutes the Trust Fund in such common or preferred stocks, investment trust shares, mutual funds, commingled trust funds, partnership interests, bonds, notes, or other evidences of indebtedness, and real and personal property as the Committee in its absolute judgment and discretion may deem to be for the best interests of the Trust Fund, regardless of nondiversification to the extent that such nondiversification is clearly prudent, and regardless of whether any such investment or property is authorized by law regarding the investment of trust funds, of a wasting asset nature, temporarily nonincome producing, or within or without the United States;

      2.3-4 to invest in common and preferred stocks, bonds, notes, or other obligations of any corporation or business enterprise in which an Employer or its owners may own an interest;

      2.3-5 to exchange any investment or property, real or personal, for other investments or properties at such time and upon such terms as the Trustee shall deem proper;

      2.3-6 to sell, transfer, convey or otherwise dispose of any investment or property, real or personal, for cash or on credit, in such manner and upon such terms and conditions as the Trustee shall deem advisable, and no person dealing with the Trustee shall be under any duty to inquire as to the validity, expediency, or propriety of any such sale or as to the application of the purchase money paid to the Trustee;

      2.3-7 to hold any investment or property in the name of the Trustee, with or without the designation of any fiduciary capacity, or in name of a nominee, or unregistered, or in such other form that title may pass by delivery; provided, however, that the Trustee's records always show that such investment or property belongs to the Trust Fund and the Trustee shall not be relieved hereby of its responsibility to maintain safe custody of the Trust Fund;

      2.3-8 to organize one or more corporations to hold, manage, or liquidate any property, including real estate, owned or acquired by the Trust Fund if in the sole discretion of the Trustee the organization of such corporation or corporations is for the best interest of the Trust;

      2.3-9 to extend the time for payment of, to modify, to renew, or to release security from any mortgage, note or other evidence of indebtedness, or to take advantage of or waive any default; to foreclose mortgages and bid in property under foreclosure or to take title to property by conveyance in lieu of foreclosure, either with or without the payment of additional consideration;

      2.3-10 to vote in person or by proxy all stocks and other securities having voting privileges; to exercise or refrain from exercising any option or privilege with respect to stocks and other securities, including any right or privilege to subscribe for or otherwise to acquire stocks and other securities; or to sell any such right or privilege; to assent to and join in any plan of refinance, merger, consolidation, reorganization or liquidation of any corporation or other enterprise in which this Trust may have an interest, to deposit stocks and other securities with any committee formed to effectuate the same, to pay any expense incidental thereto, to exchange stocks and other securities for those which may be issued pursuant to any such plan, and to retain as an investment the stocks and other securities received by the Trustee; and to deposit any investment in a voting trust; notwithstanding the preceding, participants and beneficiaries shall be entitled to direct the manner in which stock allocated to their respective accounts are to be voted on all matters. All stock which has been allocated to participants' accounts for which the Trustee has received no written direction and all unallocated Employer securities will be voted in accordance with Section 7.1 of the Plan. Whenever such voting rights are to be exercised, the Employer, the Committee and the Trustee shall see that all participants and beneficiaries are provided with adequate opportunity to deliver their instructions to the Trustee regarding voting of stock allocated to their accounts. The instructions of the participants with respect to the voting of allocated shares hereunder shall be confidential;

      2.3-11 to abandon any property, real or personal, which the Trustee at the direction of the Committee shall consider to be worthless or not of sufficient value to warrant its keeping or protecting; to abstain from the payment of taxes, water rents, assessments, repairs, maintenance, and upkeep of any such property; to permit any such property to be lost by tax sale or other proceedings, and to convey any such property for a nominal consideration or without consideration;

      2.3-12 to borrow money from an Employer or from others (including the Trustee), and to enter into installment contracts, for the purchase of Stock upon such terms and conditions and at such reasonable rates of interest as the Committee may deem to be advisable, to issue its promissory notes as Trustee to evidence such debt, to secure the payment of such notes by pledging any property of the Trust Fund, and to authorize the holders of any such notes to pledge them to secure obligations of the holders and in connection therewith to repledge any assets of the Trust as security therefor; provided that, with respect to any extension of credit to the Trust involving, as a lender or guarantor, an Employer or another "disqualified person" within the meaning of Section 4975(e)(2) of the Code --

      (a) each loan or installment contract is primarily for the benefit of Participants and Beneficiaries of the Plan;

      (b) any interest on a loan or installment contract does not exceed a reasonable rate;

      (c) the proceeds of any loan shall be used only to acquire Stock, to repay the loan, or to repay a previous loan meeting these conditions, and the subject of any installment contract shall be only the Trust's purchase of Stock;

      (d) any collateral pledged to a creditor by the Trustee shall consist only of the assets purchased with borrowed funds or received in accordance with an installment contract and the creditor shall have no recourse against the Trust Fund except with respect to the collateral (although the creditor may have recourse against an Employer as guarantor);

      (e) payments with respect to a loan or installment contract shall be made only from those amounts contributed by the Employer to the Trust Fund, from amounts earned on such contributions, and from cash dividends received on unallocated Stock held by the Trust as collateral for such an obligation; and

      (f) upon the payment of any portion of balance due on a loan or upon any installment payment, a proportionate part of any assets originally pledged as collateral for such indebtedness shall be released from encumbrance in accordance with Section 4.2 of the Plan and the Committee shall at least annually advise the Trustee of the number of shares of Stock so released and the proper allocation of such shares under the terms of the Plan;

      2.3-13 to manage and operate any real property which shall at any time constitute an asset of the Trust Fund; to make repairs, alterations, and improvements thereto; to insure such property against loss by fire or other casualty; to lease or grant options for the sale of such property, which lease or option may be for a period of time which may extend beyond the life of this Trust; and to take any other action or enter into any other contract respecting such property which is consistent with the best interests of the Trust;

      2.3-14 to pay any and all reasonable and normal expenses incurred in connection with the exercise of any power, right, authority or discretion granted herein, and, upon prior notice to the Bank, to employ and compensate agents, investment counsel, custodians, actuaries, attorneys, and accountants in such connection;

      2.3-15 to employ and consult with any legal counsel, who also may be counsel to an Employer or the Committee, with respect to the meaning or construction of this Trust Agreement, the extent of the Trustee's obligations and duties hereunder, and whether the Trustee should take or decline to take a particular action hereunder, and the Trustee shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to such advice;

      2.3-16 to defend any action or proceeding instituted against the Trust Fund, to institute any action on behalf of the Trust Fund, and to compromise or submit to arbitration any dispute concerning the Trust Fund;

      2.3-17 to make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

      2.3-18 to commingle the Trust Fund created pursuant hereto, in whole or in part, in a single trust with all or any portion of any other trust fund, assigning an undivided interest to each such commingled trust fund, provided that such commingled trust is itself exempt from taxation pursuant to Section 501(a) of the Code, or its successor Section; and provided further that the trust agreement governing such commingled trust shall be deemed incorporated by reference in the Plan;

      2.3-19 where two or more trusts governed by this Trust Agreement have an undivided interest in any property, to credit the income from such property to such trusts in proportion to their undivided interests, and when non pro rata distributions of property or money are made from such trusts, to make appropriate adjustments to the undivided fractional interests of such trusts;

      2.3-20 to invest all or any portion of the Trust Fund in one or more group annuity contracts, deposit administration contracts, and other such contracts with insurance companies, including any commingled separate accounts established under such contracts;

      2.3-21 generally, with respect to all cash, stocks and other securities, and property, both real and personal, received or held in the Trust Fund by the Trustee, to exercise all the same rights and powers as are or may be lawfully exercised by persons owning cash, or stocks and other securities, or such property in their own right; and to do all other acts, whether or not expressly authorized, which it may deem necessary or proper for the protection of the Trust Fund; and

      2.3-22 whenever more than two persons shall qualify to act as co-trustees, to exercise and perform every power (including discretionary powers), authority or duty by the concurrence of a majority of them the same effect as if all had joined therein, except that the unanimous vote of such persons shall be necessary to determine the number (one or more) and identity of persons who may sign checks, make withdrawals from financial institutions, have access to safe deposit boxes, or direct the sale of trust assets and the disposition of the proceeds.

      Section 3. Compensation and Indemnification of Trustee and Payment of Expenses and Taxes.

      3.1 Fees and Expenses from Fund. Compensation of Trustee. In consideration for rendering services pursuant to this Trust Agreement the Trustee shall be paid fees in accordance with the Trustee's fee schedule as in effect from time to time. Fee changes resulting in fee increases shall be effective upon not less than 30 days' notice to the Bank. In addition, the Trustee shall be reimbursed for any reasonable expenses, including reasonable attorneys' fees, incurred in the administration of the Trust created hereby. Fees and expenses shall be allocated to Participant Accounts, if any, unless paid directly by the Employer. All compensation and expenses of the Trustee shall be paid out of the Trust Fund or by the Employer as specified in the Plan. If and to the extent the Trust Fund shall not be sufficient, such compensation and expenses shall be paid by the Employer upon demand. If payment is due but not paid by the Employer, such amount shall be paid from the assets of the Trust Fund. The Trustee is hereby empowered to withdraw all such compensation and expenses which are 60 days past due from the Trust Fund, and, in furtherance thereof, liquidate any assets of the Trust Fund, without further authorization or direction from or by any person.

      3.2 Indemnification. Notwithstanding any other provision of this Trust Agreement, any individual designated as a trustee hereunder shall be indemnified and held harmless by the Employer to the fullest extent permitted by law against any and all costs, damages, expenses and liabilities including, but not limited to attorneys' fees and disbursements reasonably incurred by or imposed upon such individual in connection with any claim made against him or in which he may be involved by reason of his being, or having been, a trustee hereunder, to the extent such amounts are not satisfied by insurance maintained by the Employer, except liability which is adjudicated to have resulted from the gross negligence or willful misconduct of the Trustee by reason of any action so taken. Further, any corporate trustee and its officers, directors and agents may be indemnified and held harmless by the Employer to the fullest extent permitted by law against any and all costs, damages, expenses and liabilities including, but not limited to attorneys' fees and disbursements reasonably incurred by or imposed upon such persons and/or corporation in connection with any claim made against it or them or in which it or them may be involved by reason of its being, or having been, a trustee hereunder as may be agreed between the Employer and such trustee, except liability which is adjudicated to have resulted from the gross negligence or willful misconduct of the Trustee by reason of any action so taken.

      3.3 Expenses. All expenses of administering this Trust and the Plan, whether incurred by the Trustee or the Committee, shall be paid by the Trustee from the Trust Fund to the extent such expenses shall not have been assumed by the Employer.

      3.4 Taxes. All taxes of any kind that may be levied or assessed upon the Trust Fund, its income or assets, shall be paid from the Trust Fund, but the Trustee shall not be obliged to pay such tax so long as it shall contest the validity of such levy or assessment upon the advice of counsel.

      Section 4. Records and Valuation.

      4.1 Records. The Trustee, and any investment manager appointed pursuant to
Section 2.2, shall maintain accurate and detailed records and accounts of all investments, receipts, disbursements and other transactions made by it with respect to the Trust Fund, and all accounts, books and records relating thereto shall be open at all reasonable time to inspection and audit by the Committee and the Employer.

      4.2 Valuation. From time to time upon the request of the Committee, but at least annually as of the last day of each Plan Year, the Trustee shall prepare a balance sheet of the Investment Fund in accordance with Section 8.2 of the Plan and shall deliver copies of the balance sheet to the Committee and the Employer. In the absence of any written objections to the balance sheet by the Committee or an Employer within 90 days after its delivery to them, the Trustee shall be entitled to presume and to rely upon its correctness for all purposes.

      Section 5. Instructions from Committee.

      5.1 Certification of Members and Employees. From time to time the Bank shall certify to the Trustee in writing the names of the individuals comprising the Committee and shall furnish to the Trustee specimens of their signatures and the signatures of their agents, if any. The

Trustee shall be entitled to presume that the identities of such individuals and their agents are unchanged until it receives a certification from the Bank notifying it of any changes.

      5.2 Instructions to Trustee. The Trustee shall pay such sums to such persons and shall take such other actions as shall be set forth in written instructions from a single member of the Committee, whose name shall be certified in writing to the Trustee by the Bank from time to time. The Trustee shall be fully protected in taking any action based upon such written instructions and shall have no power, authority, or duty to interpret the Plan or to inquire into the decisions or determinations of the Committee, or to question the instructions given to it by the Committee.

      5.3 Plan Change. In the event of an amendment, merger, division, or termination of the Plan, the Trustee shall continue to disburse funds and to take other proper actions in accordance with the instructions of the Committee.

      Section 6.  Change of Trustees.

      The Bank may at any time remove any person or entity serving as a trustee hereunder by giving to such person or entity written notice of removal and, if applicable, the name and address of the successor trustee. Any person or entity serving as a trustee hereunder may resign at any time by giving written notice to the Bank. Any such removal or resignation shall take effect within 30 days after notice has been given by the trustee or by the Bank, as the case may be. Within those 30 days, the removed or resigned trustee shall transfer, pay over and deliver any portion of the Trust Fund in its possession or control (less an appropriate reserve for any unpaid fees, expenses, and liabilities) and all pertinent records to the successor or remaining trustee; provided, however, that any assets which are invested in a collective fund or in some other manner which prevents their immediate transfer shall be transferred and delivered to the successor trustee as soon as may be practicable. Thereafter, the removed or resigned trustee shall have no liability for the Trust Fund or for its administration by the successor or remaining trustee, but shall render an accounting to the Committee of its administration of the Trust Fund to the date on which its trusteeship shall have been terminated. The Bank may also, upon 30 days' notice to each person currently serving as a trustee, appoint one or more persons to serve as co-trustees hereunder.

      Section 7. Miscellaneous.

      7.1 Right to Amend. This Trust Agreement may be amended from time to time by an instrument executed by the Bank; provided, however, that any amendment affecting the powers, duties or liabilities of the Trustee must be approved by the Trustee, and provided, further, that no amendment may divert any portion of the Trust Fund to purposes other than the exclusive benefit of the Participants and their Beneficiaries prior to the satisfaction of all liabilities for benefits. Any amendment shall apply to the Trust Fund as constituted at the time of the amendment as well as to that portion of the Trust Fund which is subsequently acquired.

      7.2 Compliance with ERISA. In the exercise of its powers and the performance of its duties, the Trustee shall act in good faith and in accordance with the applicable requirements under ERISA. Except as may be otherwise required by ERISA, the Trustee shall not be required to furnish any bond in any jurisdiction for the performance of its duties and, if a bond is required despite this provision, no surety shall be required on it.

      7.3 Nonresponsibility for Funding. The Trustee shall be under no duty to enforce the payment of any contributions and shall not be responsible for the adequacy of the Trust Fund to satisfy any obligations for benefits, expenses, and liabilities under the Plan.

      7.4 Reports. The Trustee shall file any report which it is required by law to file with any governmental authority with respect to this Trust, and the Committee shall furnish to the Trustee whatever information is necessary to prepare the report.

      7.5 Dealings with Trustee. Persons dealing with the Trustee, including but not limited to banks, brokers, dealers, and insurers, shall be under no obligation to inquire concerning the validity of anything which the Trustee purports to do, nor need any person see to the proper application of any money paid or any property transferred upon the order of the Trustee or to inquire into the Trustee's authority as to any transaction.

      7.6 Limitation Upon Responsibilities. The Trustee shall have no responsibilities with respect to the Plan or Trust other than those specifically enumerated or explicitly allocated to it under this Trust Agreement or the provisions of ERISA. All other responsibilities are retained and shall be performed by one or more of the Employer, the Committee, and such advisors or agents as they choose to engage.

      The Trustee may execute any of the trusts or powers hereof and perform any of its duties by or through attorneys, agents, receivers or employees and shall not be answerable for the conduct of the same if chosen with reasonable care and shall be entitled to advice of counsel concerning all matters of trust hereof and the duties hereunder, and may in all cases pay such reasonable compensation to all such attorneys, agents, receivers and employees as may reasonably be employed in connection with the trusts hereof. The Trustee may act upon the opinion or advice of any attorney (who may be the attorney for the trustee or attorney for the

Committee), approved by the Trustee in the exercise of reasonable care. The Trustee shall not be responsible for any loss or damage resulting from any action or non-action in good faith in reliance upon such opinion or advice.

      The Trustee shall be protected in acting upon any notice, request, consent, certificate, order, affidavit, letter, telegram or other paper or document believed to be genuine and correct and to have been signed or sent by the proper person or persons.

      As to the existence or non-existence of any fact or as to the sufficiency or validity of any instrument, paper or proceedings, the Trustee shall be entitled to rely upon a certificate signed on behalf of the Committee as sufficient evidence of the facts therein contained but may at its discretion secure such further evidence deemed necessary or advisable, but shall in no case be bound to secure the same. The Trustee shall not be answerable for other than its gross negligence or willful misconduct.

      Before taking any action hereunder at the request or direction of the Committee, the Trustee may require that indemnity in form and amount satisfactory to the Trustee be furnished for the reimbursement of any and all costs and expenses to which it may be put including, without limitation, reasonable attorneys' fees and to protect it against all liability, except liability which is adjudicated to have resulted from the gross negligence or willful misconduct of the Trustee by reason of any action so taken.

      No provision of this Agreement shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

      7.7 Successor Trustees. This Trust Agreement shall apply to any person who shall be appointed to succeed the person currently appointed as the Trustee; and any reference herein to the Trustee shall be deemed to include any one or more individuals or corporations or any combination thereof who or which hall at any time act as a co-trustee or as the sole trustee.

      7.8 Governing State Law. This Trust Agreement shall be interpreted in accordance with the laws of the State of___________ to the extent those laws may be applicable under the provisions of ERISA.

      IN WITNESS WHEREOF, the parties hereto have executed this Trust Agreement as of the day and year first above written.


ATTEST:                             BAY STATE FEDERAL SAVINGS BANK




_________________                   By:_____________________________
Name

                                    As Its:___________________________

_________________
Title

                                    ___________________________
                                    as TRUSTEE


ATTEST:


_________________
Name
                                    By:____________________________
                                    Name


________________                    As Its:______________________
Title

                                     FORM OF
                         BAY STATE FEDERAL SAVINGS BANK
                         EMPLOYEE STOCK OWNERSHIP TRUST
                           LOAN AND SECURITY AGREEMENT



Bay State Federal Savings Bank.
1299 Beacon Street
Brookline, Massachusetts 02146

_______________ , 1997

Gentlemen:

            The undersigned,________________________ ("Trustee"), not
individually but solely as Trustee under the Bay State Federal Savings Bank Employee Stock Ownership Trust (the "Trust") effective ____________ (the "Borrower"), applies to you for your commitment, subject to all of the terms and conditions hereof and on the basis of the representations hereinafter set forth, to make a loan available to the Borrower as hereinafter set forth. Bay State Funding Corp. is hereinafter referred to as the "Lender". The term "Bank" as used herein refers to the sponsoring employer of the Bay State Federal Savings Bank Employee Stock Ownership Plan (the "ESOP").

SECTION ONE.  THE TERM LOAN.

            1.1 AMOUNT AND TERMS. Subject to and upon the terms and conditions herein set forth, the Lender agrees to lend amounts to the Borrower from time to time during the period of this agreement up to but not including _________(the "Maturity Date") in an aggregate principal amount sufficient to permit the Borrower to acquire a number of shares ("Shares") of common stock, par value $0.01 ("Common Stock") of Bay State Bancorp, Inc., a Delaware corporation, and the Holding Company of the Bank, equal to 8% of the Shares issued in connection with the conversion of the Bank from the mutual to stock form ("Loan Amount").

            The Loan is intended to be an "exempt loan" as described in Section 4975(d) of the Internal Revenue Code of 1986, as amended (the "Code"), as defined in Section 54.4975-7(b) of the Treasury Regulations (the "Regulations"), as described in Section 408(b)(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") and as described in Department of Labor Regulations Section 2550.408b-3 (collectively, the "Exempt Loan Rules").

            1.2 THE NOTE. The disbursement of the Loan pursuant to Section 1.1 hereof shall be made against and evidenced by a promissory note of the Borrower in the form annexed hereto as Exhibit A (the "Note"), such Note to bear interest as hereinafter provided, and to mature in twenty (20) equal annual installments consisting of both principal and interest amortized over a twenty (20) year period in an amount sufficient to repay all borrowed amounts plus interest, commencing on __________________ and on the last day of each and every ___________ each year thereafter, except that the final installment in the amount of all principal and interest not sooner paid shall be due on________________, the final maturity thereof.

            Without regard to the principal amount of the Note stated on its face, the actual principal amount at any time outstanding and owed by the Borrower on account of the Note shall be the amount of the disbursement of the Loan made by the Lender under Section 1.1 hereof less all payments of principal actually received by the Lender. The amount of such disbursement made by the Lender and any repayments of principal thereof shall be recorded by the Lender on its books or records or, at its option, endorsed on the reverse side of the Note by the Lender and the unpaid principal balance at any time so recorded or endorsed by the Lender shall be prima facie evidence in any court or other proceedings brought to enforce the Note of the principal amount remaining unpaid thereon.

            1.3 EXEMPT LOAN RULES. Notwithstanding anything to the contrary contained in this Loan and Security Agreement (the "Agreement") or in the Note, the Borrower shall be obligated to make repayments of the Loan only to the extent that such repayments when added to the repayments theretofore made during the applicable plan year would not exceed an amount which would cause the limitations of Section 415 of the Code to be exceeded for any ESOP participant.

            Except as set forth in the next succeeding sentence and to the extent permitted by applicable law, including, without limitation, the Exempt Loan Rules, the principal amount of the Loan and any interest thereon shall be payable solely from contributions (other than contributions of employer securities) made to the Trust in accordance with the ESOP, and cash dividends received on the Shares, to enable the Borrower to pay its obligations under the Loan and from earnings attributable to the Shares and the investment of such contributions and dividends.

            The Lender acknowledges and agrees that it shall have no other recourse against the Borrower for repayment of the Loan and that it shall have no recourse against assets of the ESOP included in the Trust other than pursuant to Sections 3 and 8 hereof.

SECTION TWO.  INTEREST AND FEES.

            2.1 INTEREST RATE. The Loan shall bear interest (which the Borrower hereby promises to pay) prior to maturity (whether by lapse of time, acceleration or otherwise) at a rate per annum equal at all times to the Interest Rate as defined in Section 10.3 hereof.

            2.2 BASIS AND PAYMENT DATES. All interest accruing on the Note prior to maturity shall be due and payable on a annual basis on the last day of each year (commencing ____________) and at maturity (unless prepaid in whole prior to such date, then on the date of such prepayment in whole) and interest accruing after maturity shall be due and payable upon demand. All interest on the Note shall be computed on the basis of a year of 360 days.

SECTION THREE.  COLLATERAL.

        3.1 GRANT OF SECURITY INTEREST-PLEDGED SHARES. The Borrower hereby grants, pledges and assigns to the Lender all Shares of the issued and outstanding common stock, par value $.01 per share all of which were either (i) purchased by the Borrower from the proceeds of the disbursement of the Loan;
(ii) acquired by the Borrower with the proceeds of a prior exempt loan within the meaning of Section 54.4975-7(b) of the Regulations, and pledged as collateral for such prior exempt loan, where the balance of such prior exempt loan has been repaid with the proceeds of the disbursement of the Loan (the "Pledged Shares" being hereinafter referred to as the "Collateral"). The Pledged Shares shall be evidenced by a stock certificate. The assignment and pledge herein granted and provided for is made and given to secure and shall secure the prompt payment of principal of and interest on the Note as and when the same becomes due and payable and the payment, observance and performance of any and all obligations and liabilities arising under or provided for in this Agreement or the Note or any of them in each instance as the same may be amended or modified and whether now existing or hereafter arising.

        3.2 FURTHER ASSURANCES. The Borrower covenants and agrees that it will at any time and from time to time as requested by the Lender execute and deliver such further instruments and do and perform such other acts as the Lender may reasonably deem necessary or desirable to provide for or perfect the lien of the Lender in the Collateral hereunder.

        3.3 VOTING. Upon the occurrence of a Default or an Event of Default hereunder, the Lender shall have the right to transfer the Collateral or any part thereof into its name or into the name of its nominee. The Lender shall not be entitled to vote the Pledged Shares unless and until an Event of Default has occurred and so long as the same shall not have been waived by the Lender.

        3.4 PARTIAL RELEASES. The Lender agrees, provided always that no Default or Event of Default shall have occurred and be continuing, as promptly as is practicable after__________ in each year (the period commencing_____________ and ending______________ and each subsequent 12-month period ending on_______________ being hereinafter referred to as a "Plan Year"), to release that number of Pledged Shares then being held to secure the Loan which is equal to the number of such Pledged Shares held as of the last day of the Plan Year multiplied by a fraction, the numerator of which is the aggregate amount of all principal and interest payments made on the Note during the Plan Year and the denominator of which is the sum of the numerator plus the unpaid principal and interest of the Note as of the last day of such Plan Year.

SECTION FOUR.  PAYMENTS.

            4.1 PLACE AND APPLICATION. All payments of principal, interest, fees and all other amounts payable hereunder shall be made to the Lender at 1299 Beacon Street, Brookline, Massachusetts 02146 for the account of the Lender (or at such other place for the account of the Lender as the Lender may from time to time in writing specify to the Borrower) in immediately available and freely transferable funds at the place of payment. All payments shall be paid in full without setoff or counterclaim and without reduction for and free from any and all taxes, levies, duties, fees, charges, deductions, withholdings, restrictions or conditions of any nature imposed by any government or any political subdivision or taxing authority thereof.

            4.2 PREPAYMENTS. The Borrower shall have the privilege of prepaying in whole or in part the Note at any time upon giving three (3) Business Days' prior notice to the Lender, each such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment. All such prepayments shall be made without premium or penalty. Prepayments shall first be applied to the several installments of the
Note in the inverse order of their respective maturities.

SECTION FIVE.  REPRESENTATIONS AND WARRANTIES.

            The Borrower represents and warrants to the Lender as follows:

            5.1 The Trust is a duly organized, validly existing employee stock ownership trust.

            5.2 The proceeds of the disbursement of the Loan shall be applied in their entirety to the payment of the purchase price for the Pledged Shares.

            5.3 The Borrower has full right, power and authority to enter into this Agreement, to make the borrowings hereunder provided for, to issue the Note in evidence thereof and to perform each and all of the matters and things herein and therein provided for and this Agreement does not, and the Note when issued will not, nor will the performance or observance by the Borrower of any of the matters or things herein or therein provided, contravene any provision of law or the Trust or any other covenant or agreement affecting the Trust or any of its assets. As of the date of the disbursement of the Loan, the Pledged Shares will be fully paid and non-assessable and the Pledged Shares will be owned by the Borrower free and clear of all liens, charges and encumbrances whatsoever, except for any lien of Lender provided for herein.

            5.4 Except as disclosed to the Lender in writing, there is no litigation or governmental proceeding pending, nor to the knowledge of the Borrower threatened, against the ESOP and Trust.

            5.5 The ESOP and Trust have no material liabilities, whether absolute or contingent, except for those heretofore disclosed to the Lender.

SECTION SIX.  REPRESENTATIONS AND WARRANTIES OF THE LENDER

            The Lender represents and warrants that:

            6.1 The Lender is a corporation duly organized under the laws of the State of Delaware, and is validly existing and in good standing under the laws of the State of Delaware. The Lender has full power and authority and legal right to make and perform this Agreement.

            6.2 The execution, delivery and performance by the Lender of this Agreement have been duly authorized by all necessary action by the Lender and is not and will not violate any provisions of law applicable to the Lender, any rules, regulations or orders applicable to the Lender or any judgments or decrees binding upon the Lender. This Agreement is a valid and legally binding obligation of the Lender enforceable against the Lender in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting credits' rights generally and the general principles of equity (regardless of whether considered in a proceeding at law or in equity).

            6.3 No authorizations, approvals or consents of, and no filings or registrations with, any governmental regulatory authority or agency are required for the execution, delivery or performance by the Lender of this Agreement, or any transaction contemplated hereby, or for the validity or enforceability against the Lender hereof except as have already been received or accomplished.

            6.4 The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated hereby will not violate, conflict with or constitute a default under (i) any of the provisions of the Lender's Certificate of Incorporation or Bylaws, (ii) any provision of any agreement, instrument, order, arbitration award, judgment or decree to which the Lender is a party or by which it is or its assets are bound (iii) any statute, rule or regulation of any federal, state or local government or agency applicable to the Lender, except in any such case (i), (ii), (iii) above, for any such conflicts, violations, defaults which either individually or in the aggregate do not have a material adverse effect on the business properties of the Lender and its subsidiaries, taken as a whole.

            6.5 The Bank has taken such actions as are required by applicable law to be taken by it to establish the ESOP and the Trust.

            6.6 There is no action, suit, investigation or proceeding pending, or to the best knowledge of the Bank, threatened against or affecting the ESOP before any court or governmental department, agency or instrumentality.

            6.7 The Loan will be an "exempt loan" as that term is defined under
Section 54.4975-7(b)(1)(iii) of the Regulations, provided the ESOP Committee determines that the interest rate is not more than reasonable; and the transactions contemplated by this Agreement are not "prohibited transactions" within the meaning of Section 4975 of the Code or Section 406(a) of ERISA.

            6.8 Except as otherwise provided in this Agreement, the Shares are not subject to any restriction on transfer under applicable Federal securities law and may be freely traded over-the-counter.

SECTION SEVEN.  CONDITIONS PRECEDENT.

            The obligation of the Lender to make the Loan shall be subject to satisfaction of the following conditions precedent:

            7.1 The Lender shall have received executed originals of this Agreement and the Note duly signed and properly completed.

            7.2 The Lender shall have received either (i) the certificate evidencing all the Pledged Shares together with duly executed blank stock power therefore or (ii) if such Pledged Shares are not yet available, a duly executed agreement to pledge such stock in the form attached hereto as Exhibit B (in which event such certificate and stock power will be delivered within 6 days of the date of the Lender makes the Loan).

            7.3 The Lender shall have received copies (executed or certified, as may be appropriate) of all legal documents or proceedings taken in connection with the execution and delivery of this Agreement and the Note.

SECTION EIGHT.  COVENANTS.

            Borrower covenants and agrees that so long as any amount remains unpaid on the Note or the Commitment is outstanding, except to the extent compliance in any case or cases is waived in writing by the Lender:

            8.1 COMPLIANCE. The Borrower will comply with all requirements of the Code, ERISA and any other law, rule or regulation applicable to it as such laws, rules or regulations affect the ESOP or the Trust.

            8.2 REPORTS.

                        (a) The Borrower will maintain a system of accounting
            for the ESOP and the Trust in accordance with sound accounting practice and will, from time to time, furnish to the Lender and its duly authorized representatives, such information and data with respect to the financial condition of the ESOP and the Trust as the Lender may reasonably request.

                        (b) Without any request the Borrower will furnish to the
            Lender promptly after knowledge thereof shall have come to the attention of the Borrower, written notice of the occurrence of any Default or Event of Default hereunder or of any threatened or pending litigation or governmental proceeding against the Plan or the Trust.

            8.3 DETERMINATION LETTER. The Bank shall apply for a determination letter from the Internal Revenue Service that the Plan and the Trust, taken together, qualify as an employee stock ownership plan for purposes of Section 4975(e)(7) of the Code and the rules and regulations thereunder.

SECTION NINE.  EVENTS OF DEFAULT AND REMEDIES.

            9.1 EVENT OF DEFAULT. Any one or more of the following shall constitute an Event of Default hereunder:

                        (a) The Borrower shall default in the payment of
            principal and/or interest in respect of the Note or any other amounts payable under this Agreement when due;

                        (b) Any representation, warranty or statement made by
            the Borrower herein or in connection with the making of the Loan proves to be incorrect in any material respect as of the date of the issuance or making thereof;

                        (c) The Borrower shall default in the due performance or
            observance by it of any term, covenant or agreement (other than those referred to in subparts (a) and (b), inclusive, of this
            Section 9.1) contained in this Agreement and such default shall continue unremedied for a period of 30 days after notice to the Borrower by the Lender or any other holder of the Note;

                        (d) The ESOP shall be terminated prior to the expiration
            of the term of this Agreement.

            9.2 LIMITATIONS ON USE OF TRUST ASSETS. When any Event of Default described in subsections (a) to (c), of Section 9.1 has occurred and is continuing, the Lender or the holder of the Note shall have no rights to assets of the Trust other than (i) contributions (other than contributions of employer securities) that are made by the Lender to enable the Borrower to meet its obligations pursuant to the Loan, cash dividends received by the Borrower on the Shares and earnings attributable to the investment of such contributions and dividends and (ii) the Pledged Stock; provided further, however, that the value of Trust assets transferred to the Lender as a result of an Event of Default shall not exceed the amount of the repayment then in default, and, provided further, that so long as the Lender is a "party in interest" within the meaning of ERISA Section 3(14) or a "disqualified person" within the meaning of Section 4975(e)(2) of the Code, a transfer of Trust assets upon default shall be made only if, and to the extent of, the Borrower's failure to meet the loan's payment schedule.

            9.3 RIGHTS UPON AN EVENT OF DEFAULT. When any Event of Default has occurred and is continuing the Lender may, in addition to such other rights or remedies as it may have, then or at any time or times thereafter exercise with respect to the Collateral any and all of the rights, options and remedies of a secured party under the Uniform Commercial Code of New York (the "UCC") including without limitation the sale of all or any part of the Collateral at any brokers' board or any public or private sale, provided, however that the Lender shall only be able to exercise such rights and remedies to the extent of all interest and principal payments which are due and payable as of the date of the Event of Default and provided further that prior to such exercise the Lender shall release from the Collateral so much thereof as it would have been required to release under Section 3.4 hereof if the period from the previous __________ __ to the date of such release constituted a Plan Year and no Event of Default had occurred. The net proceeds of any such sale, after deducting all costs and expenses incurred in the collection, protection, sale and delivery of the Collateral (which expenses Borrower promises to pay) shall be applied first to the payment of any costs and expenses incurred by the Lender in selling or otherwise disposing of the Collateral, second, to the payment of the principal of and the interest on the Note, and, third, ratably as among any other items of the indebtedness hereby secured. Any surplus remaining after the full payment and satisfaction of the foregoing shall be returned to the Borrower or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto. Any requirement of said UCC as to reasonable notice shall be met by the Lender personally delivering or mailing notice (by certified mail - return receipt requested) to the Borrower at its address as provided in Section 11.6 hereof at least ten (10) days prior to the event giving rise to the requirement of such notice. In connection with any offer, solicitation or sale of the Collateral, the Lender may restrict bidders and otherwise proceed in whatever manner it reasonably believes appropriate in order to comply or assure compliance with applicable legal requirements pertaining to the offer and sale of securities of the same type as the Collateral.

            9.4 ERISA RESTRICTIONS. The number of shares of Pledged Stock as to which the Lender may exercise the rights set forth in this Section 9 may not exceed that number of shares (then remaining subject to pledge hereunder) which is then equal in current value to the amount in default under the Note. The remedies set forth in this Section 9 may only be exercised to the extent consistent with the restrictions on remedies set forth in Section 408(b)(3) of ERISA and the regulations thereunder and Section 4975(d)(3) of the Code and the regulations thereunder.

SECTION TEN.  DEFINITIONS.

            10.1 The term "Business Day" shall mean any day on which savings institutions are generally open for business in Massachusetts other than a Saturday or Sunday.

            10.2 The term "Event of Default" shall mean any event condition specified as such in Section 9.1 hereof and the term "Default" shall mean any event or condition which, with the lapse of time, the giving of notice, or both would constitute an Event of Default.

            Capitalized terms defined elsewhere in this Agreement shall have the meanings as defined in all provisions hereof.

            10.3 The term "Interest Rate" shall mean prime rate as published in the Wall Street Journal on____________________

SECTION ELEVEN.  MISCELLANEOUS.

            11.1 HOLIDAYS. If any principal of the Note shall fall due on Saturday, Sunday or on another day which is a legal holiday for savings institutions in the Commonwealth of Massachusetts interest at the rate the Note bears for the period prior to maturity shall continue to accrue on such principal from the stated due date thereof to and including the next succeeding Business Day on which the same is payable.

            11.2 NO WAIVER, CUMULATIVE REMEDIES. No delay or failure on the part of the Lender or the part of the holder of the Note in the exercise of any power or right shall preclude any other or further exercise thereof, or the exercise of any other power or right, and the rights and remedies hereunder of the Lender and of any holder of the Note are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

            11.3 AMENDMENTS, ETC. No amendment, modification, termination or waiver of any provision of this Agreement or of the Note nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Lender, and then such consent, modification or waiver shall be effective only in the specific instance and for the specific purpose for which given. No notice to or demand on the Borrower in any case shall entitle the Borrower to any other further notice or demand in similar or other circumstances.

            11.4. SURVIVAL OF REPRESENTATIONS. All representations and warranties made herein or in certificates given in connection with the Loan shall survive the execution and delivery of this Agreement and of the Note, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

            11.5 PAYMENTS. So long as the Lender is the holder of the Note, the Borrower will promptly and punctually pay the principal of and interest on the Note without presentment of the Note and without any notation of any such payment being made on the Note.

            11.6 ADDRESSES FOR NOTICES. All communications provided for herein shall be in writing and shall be deemed to have been given or made when served personally or when deposited in the United States mail addressed, if to the Borrower at_____________________________________ Trust Officer; if to the Lender
at 1299 Beacon Street, Brookline, Massachusetts 02146, or at such other address as shall be designated by any party hereto in a written notice to each other party pursuant to this Section 11.6.

            11.7 HEADINGS. Article and Section headings used in this Agreement are for convenience or reference only and are not a part of this Agreement for any other purpose.

            11.8 SEVERABILITY OF PROVISIONS. Any provision of this Agreement which is unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such unenforceability without impairing the enforceability of the remaining provisions hereof affecting the enforceability of such provision in any other jurisdiction.

            11.9 COUNTERPARTS. This Agreement may be executed in any number of counterparts, and by different parties hereto on separate counterparts, and all such counterparts taken together shall be deemed to constitute one and the same instrument.

            11.10 BINDING NATURE, GOVERNING LAW, ETC. This Agreement shall be binding upon the Borrower and its successors and assigns and shall inure to the benefit of the Lender and the benefit of its successors and assigns, including any subsequent holder of the Note. To the extent not preempted by Federal law, this Agreement and the rights and duties of the parties hereto shall be construed and determined in accordance with the laws of the Commonwealth of Massachusetts without regard to principles of conflicts of laws. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof and any prior agreements, whether written or oral, with respect thereto are superseded hereby.

            11.11 CONCERNING THE BORROWER. The term "Borrower" as used herein shall mean and include the undersigned as Trustee of the Trust and its successors in trust not individually but solely as Trustee under that certain Bay State Federal Savings Bank Employee Stock Ownership Trust effective___________________, by and between the undersigned and Bay State Federal Savings Bank and this Agreement shall be binding upon the undersigned and its successors and assigns and upon the trust estate. The undersigned assumes no personal or individual liability or responsibility for payment of the indebtedness evidenced by the Note or for observance or performance of the covenants and agreements herein contained or for the truthfulness of the representations and warranties herein contained, the undersigned having executed this Agreement and the Note solely in its capacity as trustee as aforesaid to bind the undersigned, its successors in trust and the trust estates.

            11.12 LIMITED LIABILITY. Anything contained herein or in the Note to the contrary notwithstanding, the sole and only recourse of the Lender and any other holder of the Note for payment of the obligations hereunder and under the Note , as against the Borrower for the payment of the obligations hereunder and under the Note shall be to (i) the Collateral, (ii) contributions, other than employer securities not constituting Collateral hereunder, made to the ESOP and the Trust by sponsoring employers to enable the Borrower to meet its obligations hereunder and under the Note, and (iii) earnings attributable to the Pledged Shares and to the investment of such employer contributions, but only to the extent of the failure of the Borrower to meet the payment schedule of the Loan provided for herein. The Trust assets may be transferred to Lender upon the occurrence of a Default or an Event of Default hereunder only upon and to the extent of the failure of the Plan to meet the payment schedule of the Loan. In no event may the value of the Trust assets so transferred exceed the amount of the default.

            11.13 LENDER'S DUTY OF CARE. It is agreed and understood that the Lender's duty with respect to the Collateral shall be solely to use reasonable care in the custody and preservation of the Collateral in the Lender's possession, which shall not include any steps necessary to preserve rights against prior parties.

            All provisions in this Agreement shall be construed so as to maintain (i) the ESOP as a qualified leveraged employee stock ownership plan under Sections 401(a) and 4975(e)(7) of the Code, (ii) the Trust as exempt from taxation under Section 501(a) of the Code, and (iii) the Loan as an "exempt loan" under the Exempt Loan Rules.







                [Remainder of this page intentionally left blank]

            Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall constitute a contract between us for the uses and purposes hereinabove set forth.

            Dated as of this  ___ day of__________________



                                        _________________, and its successors in trust, as Trustee under that certain Bay State Federal Savings Bank Employee Stock Ownership Trust effective ______________ by and between the undersigned and Bay State Federal Savings Bank .



                                        By___________________________________





            Accepted and agreed to at Brookline, Massachusetts as of the date last above written.






                                         By___________________________________

                                    EXHIBIT A

                                 PROMISSORY NOTE

Amount sufficient to satisfy the Loan Amount                   _________, 199__
Brookline, Massachusetts

            For VALUE RECEIVED, the undersigned,_______________, not individually but solely as Trustee under that certain Bay State Federal Savings Bank Employee Stock Ownership Trust effective ______________ by and between the undersigned ("Borrower") and Bay State Federal Savings Bank promises to pay to the order of Bay State Funding Corp., (the "Lender") at its office at 1299 Beacon Street, Brookline, Massachusetts 02146, the aggregate unpaid principal amount of all loan amounts or advances under the loan made to the Borrower under
Section 1.1 of the Loan and Security Agreement hereinafter referred to in ______ (___) consecutive annual equal installments, consisting of both principal and interest, amortized over a ______ (____) year period in an amount sufficient to repay all borrowed amounts plus interest, payable annually on ________________, and on the last business day of each and every_________ in each year thereafter, except that the final installment in the amount of all principal and interest not sooner paid shall be due on ______________, the final maturity hereof.

            The Borrower promises to pay interest (computed on the basis of a year of 360 days) at said office on the balance of principal from time to time remaining outstanding and unpaid hereon at the rate per annum equal at all times to the Interest Rate as defined in Section 10.3 of the Loan and Security Agreement (as defined below) on the last business day of each and every January, commencing ______________, and in each year thereafter and on the final maturity date of this Note. On demand, the Borrower promises to pay interest on any overdue principal hereof (whether by lapse of time, acceleration, or otherwise) until paid at the stated rate.

            This Note is issued under the terms and provisions of that certain Bay State Federal Savings Bank Employee Stock Ownership Trust Loan and Security Agreement bearing even date herewith by and between the Borrower and the Lender (the "Loan and Security Agreement") and this Note and the holder hereof are entitled to all the benefits and security provided for by or referred to in such Loan and Security Agreement.

            This Note may be declared due prior to its express maturity and voluntary prepayments may be made hereon, all in the events, on the terms and in the manner as provided in such Loan and Security Agreement.

            Recourse for the payment of this Note has been limited by the provisions of the Loan and Security Agreement and this Note is expressly made subject to such provisions. This Note shall be governed by and construed in accordance with the laws of Massachusetts without regard to principles of conflicts of laws. The Borrower hereby waives presentment for payment and demand.

            Upon the occurrence of an Event of Default as such term is defined in the Loan and Security Agreement at the option of the Lender, all amounts payable by the Borrower to the Lender under the terms of this Note may immediately become due and payable by the Borrower to the Lender pursuant to the provisions of Section 9.2 of the Loan and Security Agreement, and the Lender shall have all of the rights, powers, and remedies available under the terms of this Note, any of the other documents evidencing and securing this Loan and all applicable laws. The Borrower and all endorsers, guarantors, and other parties who may now or in the future be primarily or secondarily liable for the payment of the indebtedness evidenced by this Note hereby severally waive presentment, protest and demand, notice of protest, notice of demand and of dishonor and non-payment of this Note and expressly agree that this Note any payment hereunder may be extended from time to time without in any way affecting the liability of the Borrower, guarantors and endorsers.


                                        ________________and its successors in
                                        trust, as Trustee under that certain Bay
                                        State Federal Savings Bank Employee
                                        Stock Ownership Trust effective
                                        _____________ by and between the
                                        undersigned and Bay State Federal
                                        Savings Bank



                                        By:___________________________

                                    EXHIBIT B
                               SECURITY AGREEMENT
               INSTRUMENTS OR NEGOTIABLE DOCUMENTS TO BE DEPOSITED


          For new value contemporaneously given by Bay State Funding, Corp., ("Lender") to the undersigned ("Borrower"), the receipt whereof is hereby acknowledged, the Borrower does hereby grant a security interest to said Lender in the instruments or negotiable documents hereafter described ("Collateral"), in all of which Collateral the Borrower warrants that the Borrower has good, valid and effective rights to the ownership and possession thereof and to the grant of the security interest hereby made:

          All Shares of the common stock, par value $.01 per share, of Bay State Bancorp, Inc., a Delaware corporation, acquired with the proceeds of the Loan Amount.


          Borrower agrees to deliver said collateral to said Lender not later than the close of business on ________________, said date being within____ days from the date hereof.

          Said security interest secures the payment of all indebtedness and liabilities as undertaken in the Loan and Security Agreement to which this is a part, now existing or hereafter arising, and the Lender has all the rights with respect to said Collateral and said security interest as more fully set forth in the form of secured note or notes executed and delivered by the undersigned to said Lender prior hereto or contemporaneously herewith.

          This agreement, including matters of interpretation and construction, and the rights of the Lender and the duties and obligations of the debt hereunder are to be determined in accordance with the laws of the Commonwealth of Massachusetts, particularly the Uniform Commercial Code, except where preempted by federal law.

Dated at Brookline, Massachusetts the ____ day of ____________.


                                        ____________________, and its successors
                                        in trust, as Trustee under that certain
                                        Bay State Federal Savings Bank Employee
                                        Stock Ownership Trust effective
                                        _____________ by and between the
                                        undersigned and Bay State Federal
                                        Savings Bank.


                                        By:_________________________________